Exhibit 2

Independent Auditor’s Report

The Board of Directors

Japan Bank for International Cooperation

The Audit of the Consolidated Financial Statements

Opinion

We have audited the accompanying consolidated financial statements of Japan Bank for International Cooperation and its consolidated subsidiaries (the Group), which comprise the consolidated balance sheets as of March 31, 2026 and 2025, and the consolidated statements of operations, comprehensive income, changes in net assets, and cash flows for the years then ended, and notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Group as of March 31, 2026 and 2025, and its consolidated financial performance and its consolidated cash flows for the years then ended in accordance with accounting principles generally accepted in Japan.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in Japan. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are independent of the Group in accordance with the ethical requirements that are relevant to our audit of the consolidated financial statements in Japan, including those applicable to audits of financial statements of public interest entities, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Key Audit Matters

Key audit matters are those matters that, in our professional judgment, were of most significance in our audit of the consolidated financial statements of the current period. These matters were addressed in the context of the audit of the consolidated financial statements as a whole, and in forming the auditor’s opinion thereon, and we do not provide a separate opinion on these matters.

Determination of borrowers’ category as the basis for calculating the allowance for loan losses for loans and bills discounted and application of cash flow estimation approach

Description of Key Audit Matter	Auditor’s Response
As a policy-based financial institution, the Group engages in financing activities to realize its policy objectives, and the nature of the finance to support overseas economic transactions is characterized by a relatively significant portion of long-term loans and loans subject to sovereign or country risk.

Our audit procedures performed to examine the Group’s determination of the borrowers’ category and the estimation of future cash flows of individually-assessed loans and bills discounted used in the cash flow estimation approach included primarily the following:

Therefore, the Group’s non-performing loans and credit-related expenses may increase if the financial conditions of the individual borrowers significantly deteriorate due to political and economic trends in the borrowers’ countries or regions.

As such, the Group calculates an expected loss amount and recognizes it as an allowance for loan losses. The allowance for loan losses included in the consolidated balance sheet as of March 31, 2026 was ¥480,477 million and the method for recognition is described in (d) “Allowance for Loan Losses” in Note 5 “Significant Accounting Policies” in the notes to the consolidated financial statements.

- We obtained an understanding, evaluated the design and tested operating effectiveness of the controls over the Group’s borrower category determination process. The controls tested included, but were not limited to, those controls over the accuracy of underlying internal credit rating data and schedules used in determining the borrowers’ category as well as controls over the completeness of the scope of self-assessment of asset quality.

- We selected a sample of borrowers by taking into account the degree of increase in credit risk estimated considering the type of business, the repayment status, financial position/degree of deterioration in their business performance and external factors including international situations related to Russia-Ukraine and the Middle East, as well as changes in trade policies in various countries emanating from the United States to test management’s determination of the category of the sampled borrowers. We also considered the monetary impact of changes in the borrowers’ category on the amount recorded in the allowance for loan losses.

Allowance for loan losses is calculated in accordance with the Group’s internal rules for self-assessment of asset quality and internally established standards. As described in “6. Significant Accounting Estimates” in the notes to the consolidated financial statements, its calculation process includes, but is not limited to the determination of the borrowers’ category based on the evaluation of the borrowers’ solvency in consideration of their repayment status, financial condition, performance, future prospects and other relevant factors, and the estimation of future cash flows of individually-assessed loans and bills discounted under the cash flow estimation approach.

Given that the future prospects for borrowers and other factors used in determining the borrowers’ category and future cash flows of individual claims used under the cash flow estimation approach are affected by changes in the borrowers’ business environment including the effects of the international situation related to Russia-Ukraine and the Middle East, as well as changes in trade policies in various countries emanating from the United States, and whether their business strategy is successful, they require management judgement, and are subject to higher estimation uncertainty.

Accordingly, the future prospects for borrowers and other factors used in determining category of borrowers displaying a deterioration in repayment status, financial position or business performance, as well as the estimate of future cash flows of individually-assessed loans and bills discounted used in the cash flow estimation approach are considered a key audit matter.

- We evaluated sampled borrowers’ recent repayment status, financial position, and business performance, by inspecting a set of materials related to the Group’s self-assessment of asset quality, such as explanatory materials including a description of the business, borrowing and repayment status, research materials providing an understanding of actual financial position, financial statements, and the trial balance, and by evaluating the impact of international situations related to Russia-Ukraine and the Middle East, as well as changes in trade policies in various countries emanating from the United States on the future prospects of the borrowers’ business performance and compared them with available external information including, as appropriate, trends in natural resource prices. In addition, we held meetings with the Finance Group in charge of the loans and the Credit, Assessment and Risk Management Group as necessary to supplement our understanding. Also, we compared internal credit ratings on sovereign loans with external credit ratings.

- We assessed the future cash flows of a sample of individually-assessed loans and bills discounted used in the cash flow estimation approach as well as the inputs used by management, evaluated the model used in the cash flow estimation approach and tested their mathematical accuracy through recalculations.

Other Information

The other information comprises the information included in the Annual Report that contains audited consolidated financial statements, but does not include the consolidated financial statements and our auditor’s reports thereon. Management is responsible for preparation and disclosure of the other information. The Corporate Auditor and the Board of Corporate Auditors are responsible for overseeing the Group’s reporting process of the other information.

Our opinion on the consolidated financial statements does not cover the other information and we do not express any form of assurance conclusion thereon.

In connection with our audit of the consolidated financial statements, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the consolidated financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated.

If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact.

We have nothing to report in this regard.

Responsibilities of Management, the Corporate Auditor and the Board of Corporate Auditors for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in Japan, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is responsible for assessing the Group’s ability to continue as a going concern and disclosing, as required by accounting principles generally accepted in Japan, matters related to going concern.

The Corporate Auditor and the Board of Corporate Auditors are responsible for overseeing the Group’s financial reporting process.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these consolidated financial statements.

As part of an audit in accordance with auditing standards generally accepted in Japan, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•

Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion.

•

Consider internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances for our risk assessments, while the purpose of the audit of the consolidated financial statements is not expressing an opinion on the effectiveness of the Group’s internal control.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

•

Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Group’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the consolidated financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Group to cease to continue as a going concern.

•

Evaluate the overall presentation, structure and content of the consolidated financial statements, including the disclosures, and whether the consolidated financial statements represent the underlying transactions and events in a manner that achieves fair presentation in accordance with accounting principles generally accepted in Japan.

•

Plan and perform the group audit to obtain sufficient appropriate audit evidence regarding the financial information of the entities or business units within the Group as a basis for forming an opinion on the consolidated financial statements. We are responsible for the direction, supervision and review of the group audit. We remain solely responsible for our audit opinion.

We communicate with the Corporate Auditor and the Board of Corporate Auditors regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide the Corporate Auditor and the Board of Corporate Auditors with a statement that we have complied with the ethical requirements regarding independence that are relevant to our audit of the consolidated financial statements in Japan, and to communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, actions taken to eliminate threats or safeguards applied to reduce threats to an acceptable level.

From the matters communicated with the Corporate Auditor and the Board of Corporate Auditors, we determine those matters that were of most significance in the audit of the consolidated financial statements of the current period and are therefore the key audit matters. We describe these matters in our auditor’s report unless law or regulation precludes public disclosure about the matter or when, in extremely rare circumstances, we determine that a matter should not be communicated in our report because the adverse consequences of doing so would reasonably be expected to outweigh the public interest benefits of such communication.

Convenience Translation

The U.S. dollar amounts in the accompanying consolidated financial statements with respect to the year ended March 31, 2026 are presented solely for convenience. Our audit also included the translation of Japanese yen amounts into U.S. dollar amounts and, in our opinion, such translation has been made on the basis described in Note 1 to the consolidated financial statements.

Fee-related Information

The fees for the audits of the financial statements of Japan Bank for International Cooperation and its subsidiaries and other services provided by us and other EY member firms for the year ended March 31, 2026 are 170 million yen and 8 million yen, respectively, and for the year ended March 31, 2025 are 167 million yen and 21 million yen, respectively.

Interest Required to Be Disclosed by the Certified Public Accountants Act of Japan

Our firm and its designated engagement partners do not have any interest in the Group which is required to be disclosed pursuant to the provisions of the Certified Public Accountants Act of Japan.

Ernst & Young ShinNihon LLC

Tokyo, Japan

August 3, 2026

/s/ Ryuji Takagi
Ryuji Takagi
Designated Engagement Partner
Certified Public Accountant

/s/ Isao Okutani
Isao Okutani
Designated Engagement Partner
Certified Public Accountant

/s/ Toshiro Kuwata
Toshiro Kuwata
Designated Engagement Partner
Certified Public Accountant

CONSOLIDATED BALANCE SHEETS

		As of March 31, 2025	As of March 31, 2026	As of March 31, 2026
		(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Assets:
Cash and due from banks		¥2,762,447	¥2,140,217	$13,386
Securities	Note 8	318,317	364,815	2,282
Loans and bills discounted	Note 9	15,414,487	15,656,959	97,929
Other assets	Note 9	1,101,662	1,271,050	7,950
Derivative financial instruments		27,317	12,803	80
Cash collateral paid for financial instruments		896,220	1,103,270	6,901
Other		178,125	154,976	969
Property, plant and equipment	Note 11	34,834	35,510	223
Buildings		8,076	7,735	48
Land		24,313	24,313	152
Construction in progress		72	1,576	10
Other		2,372	1,884	13
Intangible assets		8,949	7,075	44
Software		8,949	7,075	44
Net defined benefit asset		418	1,174	7
Customers’ liabilities for acceptances and guarantees	Note 9	1,325,383	1,449,642	9,067
Allowance for loan losses		(501,749)	(480,477)	(3,005)

Total assets		¥20,464,753	¥20,445,967	$127,883

Liabilities:
Borrowed money		¥8,720,489	¥8,767,688	$54,839
Bonds payable	Note 10	6,119,651	5,271,662	32,973
Other liabilities		1,048,118	1,252,691	7,835
Derivative financial instruments		836,580	1,089,093	6,812
Cash collateral received for financial instruments		26,660	12,360	77
Other		184,878	151,237	946
Provision for bonuses		649	782	5
Provision for directors’ bonuses		10	11	0
Net defined benefit liability		4,476	4,167	26
Provision for directors’ retirement benefits		51	63	0
Acceptances and guarantees		1,325,383	1,449,642	9,067

Total liabilities		¥17,218,831	¥16,746,711	$104,745

Net assets:
Capital stock		¥2,332,800	¥2,702,800	$16,905
Retained earnings		1,163,445	1,258,381	7,871

Total shareholder’s equity		3,496,245	3,961,181	24,776

Valuation difference on available-for-sale securities		28,329	45,254	283
Deferred gains (losses) on hedges		(298,579)	(333,195)	(2,084)
Foreign currency translation adjustment		524	1,905	12

Total accumulated other comprehensive income (loss)		(269,725)	(286,035)	(1,789)

Non-controlling interests		19,402	24,110	151

Total net assets		¥3,245,922	¥3,699,255	$23,138

Total liabilities and net assets		¥20,464,753	¥20,445,967	$127,883

CONSOLIDATED STATEMENTS OF OPERATIONS

		For the year ended March 31, 2025	For the year ended March 31, 2026	For the year ended March 31, 2026
		(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Ordinary income		¥1,028,875	¥882,794	$5,522
Interest income		984,272	779,557	4,876
Interest on loans and discounts		917,774	723,549	4,526
Interest and dividends on securities		10,195	8,024	50
Interest on deposits with banks		54,253	43,180	270
Other interest income		2,048	4,801	30
Fees and commissions		21,150	21,836	137
Other ordinary income		796	37,899	237
Gain on foreign exchange transactions		—	37,580	235
Other		796	319	2
Other income		22,655	43,501	272
Recoveries of written-off claims		12,646	7,532	47
Other	Note 13	10,009	35,969	225
Ordinary expenses		946,191	746,381	4,669
Interest expense		867,154	654,796	4,096
Interest on borrowed money and rediscounts		337,833	250,175	1,565
Interest on bonds		182,191	169,143	1,058
Interest on interest rate swaps		343,513	233,203	1,459
Other interest expense		3,615	2,274	14
Fees and commissions payments		4,522	4,616	29
Other ordinary expenses		4,293	1,373	8
Loss on foreign exchange transactions		2,622	—	—
Other		1,671	1,373	8
General and administrative expenses		29,870	30,954	194
Other expenses		40,350	54,639	342
Provision of allowance for loan losses		20,524	48,284	302
Other	Note 14	19,826	6,354	40

Ordinary profit		82,683	136,413	853

Extraordinary income		2,575	14	0
Gain on disposal of noncurrent assets		15	14	0
Gain on step acquisitions		2,558	—	—
Gain on bargain purchase		1	—	—

Net income before income taxes		85,259	136,427	853

Income taxes – current		217	123	0

Total income taxes		217	123	0

Net income		85,042	136,304	853

Net loss attributable to non-controlling interests		(1,264)	(673)	(4)

Net income attributable to owner of parent		¥86,306	¥136,977	$857

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

		For the year ended March 31, 2025	For the year ended March 31, 2026	For the year ended March 31, 2026
		(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Net income		¥85,042	¥136,304	$853
Other comprehensive income (loss)	Note 15	66,394	(13,685)	(86)
Valuation difference on available-for-sale securities		(12,897)	16,926	106
Deferred gains (losses) on hedges		84,327	(34,615)	(217)
Foreign currency translation adjustment		1,000	5,381	34
Share of other comprehensive income (loss) of equity method investments		(6,035)	(1,378)	(9)

Comprehensive income (loss)		¥151,436	¥122,618	$767

(Comprehensive income (loss) attributable to)
Owner of parent		152,221	120,667	755
Non-controlling interests		(784)	1,950	12

CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS

From April 1, 2024 to March 31, 2025

	(In millions of yen)
	Shareholder’s equity

	Capital stock	Capital surplus	Retained earnings	Total shareholder’s equity

Balance at April 1, 2024	¥2,211,800	—	¥1,108,607	¥3,320,407

Changes during period
Issuance of new shares	121,000			121,000
Payment to National Treasury			(31,467)	(31,467)
Net income attributable to owner of parent			86,306	86,306
Change in scope of consolidation or change in scope of equity method				—
Change in ownership interest of parent due to transactions with non-controlling interests		(1)		(1)
Transfer from retained earnings to capital surplus		1	(1)	—
Net changes of items other than shareholder’s equity

Total changes during period	121,000	—	54,838	175,838

Balance at March 31, 2025	¥2,332,800	—	¥1,163,445	¥3,496,245

	(In millions of yen)
	Accumulated other comprehensive income (loss)

	Valuation difference on available-for-sale securities	Deferred gains (losses) on hedges	Foreign currency translation adjustment	Total accumulated other comprehensive income (loss)	Non-controlling interests	Total net assets

Balance at April 1, 2024	¥41,226	¥(382,907)	¥6,040	¥(335,640)	¥258	¥2,985,025

Changes during period
Issuance of new shares						121,000
Payment to National Treasury						(31,467)
Net income attributable to owner of parent						86,306
Change in scope of consolidation or change in scope of equity method			(1,912)	(1,912)	18,442	16,530
Change in ownership interest of parent due to transactions with non-controlling interests			(2)	(2)	59	56
Transfer from retained earnings to capital surplus						—
Net changes of items other than shareholder’s equity	(12,897)	84,327	(3,600)	67,830	641	68,471

Total changes during period	(12,897)	84,327	(5,515)	65,914	19,144	260,897

Balance at March 31, 2025	¥28,329	¥(298,579)	¥524	¥(269,725)	¥19,402	¥3,245,922

From April 1, 2025 to March 31, 2026

	(In millions of yen)
	Shareholder’s equity

	Capital stock	Retained earnings	Total shareholder’s equity

Balance at April 1, 2025	¥2,332,800	¥1,163,445	¥3,496,245

Changes during period
Issuance of new shares	370,000		370,000
Payment to National Treasury		(42,041)	(42,041)
Net income attributable to owner of parent		136,977	136,977
Net changes of items other than shareholder’s equity

Total changes during period	370,000	94,935	464,935

Balance at March 31, 2026	¥2,702,800	¥1,258,381	¥3,961,181

	(In millions of yen)
	Accumulated other comprehensive income (loss)

	Valuation difference on available-for-sale securities	Deferred gains (losses) on hedges	Foreign currency translation adjustment	Total accumulated other comprehensive income (loss)	Non-controlling interests	Total net assets

Balance at April 1, 2025	¥28,329	¥(298,579)	¥524	¥(269,725)	¥19,402	¥3,245,922

Changes during period
Issuance of new shares						370,000
Payment to National Treasury						(42,041)
Net income attributable to owner of parent						136,977
Net changes of items other than shareholder’s equity	16,925	(34,615)	1,380	(16,309)	4,707	(11,601)

Total changes during period	16,925	(34,615)	1,380	(16,309)	4,707	453,333

Balance at March 31, 2026	¥45,254	¥(333,195)	¥1,905	¥(286,035)	¥24,110	¥3,699,255

From April 1, 2025 to March 31, 2026

	(In millions of U.S. dollars)
	Shareholder’s equity

	Capital stock	Retained earnings	Total shareholder’s equity

Balance at April 1, 2025	$14,591	$7,277	$21,868

Changes during period
Issuance of new shares	2,314		2,314
Payment to National Treasury		(263)	(263)
Net income attributable to owner of parent		857	857
Net changes of items other than shareholder’s equity

Total changes during period	2,314	594	2,908

Balance at March 31, 2026	$16,905	$7,871	$24,776

	(In millions of U.S. dollars)
	Accumulated other comprehensive income (loss)

	Valuation difference on available-for-sale securities	Deferred gains (losses) on hedges	Foreign currency translation adjustment	Total accumulated other comprehensive income (loss)	Non-controlling interests	Total net assets

Balance at April 1, 2025	$177	$(1,867)	$3	$(1,687)	$122	$20,303

Changes during period
Issuance of new shares						2,314
Payment to National Treasury						(263)
Net income attributable to owner of parent						857
Net changes of items other than shareholder’s equity	106	(217)	9	(102)	29	(73)

Total changes during period	106	(217)	9	(102)	29	2,835

Balance at March 31, 2026	$283	$(2,084)	$12	$(1,789)	$151	$23,138

CONSOLIDATED STATEMENTS OF CASH FLOWS

		For the year ended March 31, 2025	For the year ended March 31, 2026	For the year ended March 31, 2026
		(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Cash flows from operating activities
Net income before income taxes		¥85,259	¥136,427	$853
Depreciation and amortization		4,359	4,572	29
Gain on bargain purchase		(1)	—	—
Loss (gain) on step acquisitions		(2,558)	—	—
Losses (profits) of equity method investments		(16)	(8,562)	(54)
Increase (decrease) in allowance for loan losses		(34,663)	(21,271)	(133)
Increase (decrease) in provision for bonuses		(11)	133	1
Increase (decrease) in provision for directors’ bonuses		0	0	0
Decrease (increase) in net defined benefit asset		(418)	(756)	(5)
Increase (decrease) in net defined benefit liability		(154)	(308)	(2)
Increase (decrease) in provision for directors’ retirement benefits		(0)	11	0
Interest income		(984,272)	(779,557)	(4,876)
Interest expense		867,154	654,796	4,096
Losses (gains) related to securities		8,707	(22,985)	(144)
Foreign exchange losses (gains)		(8,573)	(3,348)	(21)
Losses (gains) on disposal of noncurrent assets		(15)	(14)	(0)
Net decrease (increase) in derivative financial instruments (assets)		10,790	14,513	91
Net increase (decrease) in derivative financial instruments (liabilities)		(196,320)	252,513	1,579
Net decrease (increase) in loans and bills discounted		1,008,988	(242,471)	(1,517)
Net increase (decrease) in borrowed money		(473,499)	47,199	295
Net decrease (increase) in deposits (excluding deposits paid to Bank of Japan)		(219,565)	325,475	2,036
Net decrease (increase) in cash collateral paid for financial instruments		137,600	(207,050)	(1,295)
Net increase (decrease) in cash collateral received for financial instruments		(10,690)	(14,300)	(89)
Increase (decrease) in straight bonds-issuance and redemption		(520,488)	(850,847)	(5,322)
Interest received		1,033,428	805,214	5,036
Interest paid		(898,884)	(676,261)	(4,230)
Other		61,438	(46,883)	(292)

Subtotal		(132,406)	(633,760)	(3,964)

Income taxes (paid) refund		(119)	(278)	(2)

Net cash provided by (used in) operating activities		(132,526)	(634,039)	(3,966)

Cash flows from investing activities
Purchase of securities		(28,682)	(26,521)	(166)
Proceeds from sales of securities		51,069	35,963	225
Purchase of property, plant and equipment		(3,240)	(1,980)	(12)
Proceeds from sales of property, plant and equipment		19	14	0
Purchase of intangible assets		(644)	(1,401)	(9)
Purchase of shares of subsidiaries resulting in change in scope of consolidation	Note 17	(146)	—	—

Net cash provided by (used in) investing activities		18,374	6,074	38

		For the year ended March 31, 2025	For the year ended March 31, 2026	For the year ended March 31, 2026
		(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Cash flows from financing activities
Proceeds from issuance of new shares		121,000	370,000	2,314
Payment to National Treasury		(31,467)	(42,041)	(263)
Proceeds from share issuance to non-controlling shareholders		1,432	2,844	18
Proceeds from sale of shares of subsidiaries not resulting in change in scope of consolidation		64	—	—
Other		(2)	(2)	(0)

Net cash provided by (used in) financing activities		91,027	330,800	2,069

Effect of exchange rate change on cash and cash equivalents		—	—	—

Net increase (decrease) in cash and cash equivalents		(23,124)	(297,164)	(1,859)

Cash and cash equivalents at beginning of period		946,624	923,500	5,777

Cash and cash equivalents at end of period	Note 17	¥923,500	¥626,336	$3,918

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of presentation

The accompanying consolidated financial statements have been prepared from the accounting records maintained by Japan Bank for International Cooperation (“JBIC”) and its consolidated subsidiaries (the “JBIC Group”) in accordance with the accounting principles and practices generally accepted in Japan, which are different in certain respects as to the application and disclosure requirements of IFRS Accounting Standards.

The amounts indicated in millions of yen are rounded down by omitting figures less than one million. As a result, the totals in yen do not necessarily agree with the sum of the individual amounts. Items less than 1 million yen are presented as “0” and items whose balance is nil are presented as “-.”

Amounts in U.S. dollars are presented solely for the convenience of readers outside Japan. The rate of ¥159.88=$1.00, the foreign exchange rate on March 31, 2026, has been used in translations. The presentation of such amounts is not intended to imply that Japanese yen has been or could be readily converted, realized, or settled in U.S. dollars at the aforementioned rate or any other rates.

2. Scope of consolidation

(a)	Consolidated subsidiaries

The number of consolidated subsidiaries is eight.

Major company names:	JBIC IG Partners Russia-Japan Investment Fund, L.P. JB Nordic Fund I SCSp NordicNinja Fund II SCSp

(b)	Unconsolidated subsidiaries

Company Names:	Japan Invest 1 LLC Japan Invest 2 LLC Japan Invest 3 LLC

(Reason for Exclusion from the Scope of Consolidation)

JBIC holds all of the voting rights in Japan Invest 1 LLC, Japan Invest 2 LLC, and Japan Invest 3 LLC (collectively the “Japan Investment Entities”) and has concluded that they are subsidiaries of the JBIC Group. The JBIC Group, however, excluded the Japan Investment Entities from the scope of consolidation.

The Japan Investment Entities are special purpose vehicles established by JBIC as sole equity holder to carry out investment activities in the United States pursuant to the “Memorandum of Understanding Between the Government of Japan and the Government of the United States of America with Respect to Strategic Investment” (the “Memorandum”) entered into by the two governments on September 4, 2025. In accordance with the Memorandum, the Japan Investment Entities engage in operations with characteristics that are highly unique and distinctively different from those undertaken by the JBIC Group in its ordinary course of business.

While JBIC has assessed that the Japan Investment Entities are its subsidiaries, their operations are conducted within a governmental framework under which funds required for investments are transferred to the United States for investments selected by the President of the United States pursuant to the Memorandum. In addition, available cash flows generated by investees of the Japan Investment Entities from investments in the United States are distributed 50% to the United States and 50% to Japan until the principal and interest, including guarantee fees, funded by the Japan Investment Entities, have been fully recovered. Thereafter, such cash flows are distributed 90% to the United States and 10% to Japan, taking into account the various contributions made by the United States.

Furthermore, JBIC secures funds through long-term and stable funding sources, such as fiscal loan funds, government-guaranteed bonds and fiscal investment and loan program (“FILP”) agency bonds. In contrast, the Japan Investment Entities raise funds from JBIC and private financial institutions to finance individual investees as part of their operations, pursuant to a notification issued by the Government of the United States of America to the Government of Japan.

Accordingly, significant decision-making with respect to the operations of the Japan Investment Entities is subject to restrictions under the Memorandum, and their business characteristics and risk profile are distinctively different from those of the ordinary operations of JBIC. Given these factors, JBIC has determined that including the Japan Investment Entities within the scope of consolidation would not appropriately reflect the actual business scale, financial position and operational performance, and the risk exposure of the JBIC Group.

Therefore, the Japan Investment Entities were excluded from the scope of consolidation, as they meet the condition of “entities whose inclusion in the scope of consolidation would seriously mislead users of the consolidated financial statements,” as defined in paragraph 14(2) of “Accounting Standard for Consolidated Financial Statements” (ASBJ Statement No. 22).

(c)	Other company whose majority of voting rights is owned by JBIC on its own account but which is not determined to be its subsidiary

Company name:	RJIF GP2 Limited

(Reason for Determining not to be a Subsidiary)

JBIC has determined that RJIF GP2 Limited is not a subsidiary because, while JBIC indirectly owns a majority of voting rights of RJIF Management Limited through JBIC IG Partners, which is its consolidated subsidiary, JBIC needs to obtain agreement from the other JV company for making decisions on significant financial and business policies.

3. Application of the equity method

(a)	Unconsolidated subsidiaries accounted for using the equity method

There are no applicable subsidiaries.

(b)	Affiliates accounted for using the equity method

The number of affiliates accounted for using the equity method is one.

Company names:	IFC Capitalization (Equity) Fund, L.P.

(Change in the Scope of Application of the Equity Method)

IFC Capitalization (Subordinated Debt) Fund, L. P. was excluded from the scope of application of the equity method from the fiscal year ended March 31, 2026 following the completion of its liquidation.

(c)	Unconsolidated subsidiaries that are not accounted for using the equity method

Company Names:	Japan Invest 1 LLC Japan Invest 2 LLC Japan Invest 3 LLC

(Reason for not applying the equity method)

These entities were not included in the scope of the equity method primarily because they do not have significant impact on the consolidated financial statements in respect of any of the following items: Net income (the amount proportionate to the share of net income of such entities), Retained earnings (the amount proportionate to the share of retained earnings of such entities) and Accumulated other comprehensive income (loss) (the amount proportionate to the share of other comprehensive income (loss) of such entities).

(d)	Affiliates that are not accounted for using the equity method

Major company names:	Credit Guarantee and Investment Facility
RJIF GP2 Limited

(Reason for not applying the equity method)

These companies were not included in the scope of the equity method primarily because they do not have significant impact on the consolidated financial statements in respect of any of the following items: Net income (the amount proportionate to the share of net income of such companies), Retained earnings (the amount proportionate to the share of retained earnings of such companies) and Accumulated other comprehensive income (loss) (the amount proportionate to the share of other comprehensive income (loss) of such companies).

4. Balance sheet dates of consolidated subsidiaries

The financial statements of the consolidated subsidiaries are used in preparing the consolidated financial statements.

The balance sheet dates of the consolidated subsidiaries are as follows:

March 31, 2026
December 31	6
March 31	1
September 30	1

Appropriate adjustments are made for significant transactions that occurred during the period between the consolidated closing date and the subsidiary’s balance sheet date above.

5. Significant accounting policies

(a)	Securities

Held-to-maturity securities are carried at amortized cost based on the moving average method. Investments in affiliates that are not accounted for using the equity method are carried at cost based on the moving average method. Available-for-sale securities are stated at fair value with changes in net unrealized gains or losses included directly in net assets. However, equity and other securities whose market prices are not available are carried at cost based on the moving average method. Securities held by certain consolidated foreign subsidiaries (including investments in affiliates) are classified as financial assets designated as fair value through profit or loss based on IFRS Accounting Standards. These securities are recognized as securities classified as trading in JBIC’s consolidated financial statements and are measured at fair value.

Investments in partnerships for investment and other similar partnerships, which are regarded as securities under Article 2, Paragraph 2 of the Japanese Financial Instruments and Exchange Act (Act No. 25 of 1948), are recognized at an amount equivalent to JBIC’s percentage share of the net assets of such partnerships, based upon the most recent financial statements available depending on the reporting date stipulated in the partnership agreement.

(b)	Valuation method for derivative financial instruments

Derivative financial instruments are measured at fair value.

With respect to specific credit risk, fair value is calculated for a group of financial assets and liabilities on a basis of a net amount after offsetting the amounts of the assets and the liabilities in the group.

Financial assets and financial liabilities arising from derivatives transactions that are executed with the same counterparties and are measured at fair value are offset on a counterparty-by-counterparty basis if a valid ISDA Master Netting Agreement is entered into. The resulting amount is recognized in the consolidated balance sheets.

(c)	Depreciation and amortization basis for fixed assets

(i)	Property, plant and equipment

Property, plant and equipment of JBIC are depreciated using the declining balance method over their useful economic lives except for buildings excluding installed facilities as well as installed facilities and structures acquired on or after April 1, 2016, which are depreciated using the straight-line method.

Depreciation is based on the following range of estimated useful lives:

Buildings:	3 years to 50 years

Other:	2 years to 75 years

Property, plant and equipment of consolidated subsidiaries are depreciated primarily using the straight-line method based on the estimated useful lives of the assets.

(ii)	Intangible assets

Amortization of intangible assets is computed using the straight-line method. Software used by JBIC and its consolidated subsidiaries is amortized over its useful life (5 years or less) at JBIC and its consolidated subsidiaries.

(d)	Allowance for loan losses

Allowance for loan losses is recognized in accordance with internally established standards.

The allowance for claims on debtors who are legally bankrupt (“Bankrupt borrowers”) or substantially bankrupt (“Substantially bankrupt borrowers”) is provided based on the outstanding balance after the write-offs described as below and the deductions of the amount expected to be collected through the disposal of collateral and the execution of guarantees. The allowance for claims on debtors who are not legally bankrupt but are likely to become bankrupt (“Potentially bankrupt borrowers”) is provided based on an assessment of the overall solvency of the debtors after deducting the amount expected to be collected through the disposal of collateral and the execution of guarantees.

For Potentially bankrupt borrowers with restructured loans and others, (excluding foreign governments and other governmental entities) whose loan exceeds a threshold amount, if it is possible to reasonably estimate cash flows from the collection of principal and the receipt of interest, the allowance for claims on such debtors is provided based on an approach whereby the difference between the amount of cash flows discounted by the original contractual interest rates and the carrying amount of the claims is determined to be the allowance for loan losses (“cash flow estimation approach”).

The allowance for claims on debtors other than Bankrupt borrowers, Substantially bankrupt borrowers and Potentially bankrupt borrowers is provided primarily in consideration of the expected loss amount over the average remaining periods of loans, and the expected loss amount is calculated primarily based on the probability of default which is based on the actual bankruptcies during a certain period in the past. The allowance for possible losses on specific overseas loans is provided based on the expected loss amount taking into consideration the political and economic situations of these countries.

All claims are assessed initially by the operational departments and subsequently by risk evaluation departments based on internal rules for self-assessment of asset quality. The risk evaluation departments, which are independent from the operational departments, review these self-assessments, and the allowance is provided based on the results of the assessments.

With respect to claims with collateral or guarantees on debtors who are legally or substantially bankrupt, the residual book value of the claims, after deducting the amount which is deemed collectible through the disposal of collateral or the execution of guarantees, is written off. The accumulated write-offs as of March 31, 2026 amounted to ¥74,593 million ($467 million) (there were no accumulated write-offs as of March 31, 2025).

(e)	Provision for bonuses

The Provision for bonuses is calculated and provided based on the estimated amounts of future payments attributable to the services that have been rendered by employees to the date of the consolidated balance sheet.

(f)	Provision for directors’ bonuses

The Provision for directors’ bonuses is calculated and provided based on the estimated amounts of future payments attributable to the services that have been rendered by directors to the date of the consolidated balance sheet.

(g)	Provision for directors’ retirement benefits

The Provision for directors’ retirement benefits which provides for future retirement pension payments to directors, is recognized at the amount accrued at the end of the current fiscal year.

(h)	Accounting for retirement benefits

(i)	Method of attributing the projected benefits to periods of services

In calculating the projected benefit obligation, the estimated amount of retirement benefit payments is attributed to the period up to the end of the fiscal year based on the benefit formula.

(ii)	Accounting for actuarial gains or losses and prior service costs

Actuarial gains or losses and prior service costs are expensed as they are incurred.

(i)	Foreign currency translation and revaluation method

JBIC maintains its accounting records in Japanese yen. Assets and liabilities denominated in foreign currencies and held by JBIC are translated into Japanese yen at the market exchange rate prevailing at the fiscal year end.

Assets and liabilities denominated in foreign currencies and held by consolidated subsidiaries are translated at the market exchange rate prevailing at respective balance sheet dates and other base dates.

(j)	Accounting for hedges of interest rate risk

(i)	Hedge accounting

The deferral method is applied to derivatives used for interest risk hedging purposes.

(ii)	Hedging instruments and hedged items

Hedging instruments: interest rate swaps

Hedged items: loans and bills discounted, and bonds payable

(iii)	Hedging policy

JBIC enters into hedging transactions up to the amount of the underlying hedged assets and liabilities.

(iv)	Assessment of hedge effectiveness

JBIC assesses the effectiveness of designated hedges by measuring and comparing the change in fair value or cumulative change of cash flows of both hedging instruments and corresponding hedged items from the date of inception of the hedges to the assessment date.

(k)	Accounting for hedges of foreign exchange risks

Hedging instruments used to hedge foreign exchange risks associated with foreign currency denominated financial assets and liabilities are accounted for primarily using the deferral method under “Accounting and Auditing Treatment Relating to Adoption of Accounting Standard for Foreign Currency Transactions for Banks” (The Japanese Institute of Certified Public Accountants (JICPA) Industry-specific Committee Practical Guideline No. 25 of October 8, 2020 (“Industry-specific Committee Practical Guideline No. 25”)).

The effectiveness of the hedges described above is assessed by comparing the foreign currency position of the hedged loans and bills discounted and bonds payable denominated in foreign currencies with that of the hedging instruments, such as currency swaps and forward foreign exchange contracts which are used for hedging the foreign exchange risks of loans and bills discounted and bonds payable denominated in foreign currencies.

(l)	Scope of cash and cash equivalents in the consolidated statements of cash flows

“Cash and cash equivalents” as stated in the consolidated statements of cash flows consists of cash on hand and deposits with the Bank of Japan in Cash and due from banks in the consolidated balance sheets.

6. Significant accounting estimates

The following item in the consolidated financial statements for the respective fiscal year is based on accounting estimates that may have a significant effect on the consolidated financial statements for the next fiscal year.

•	Allowance for loan losses

(i)	Amount recognized in the consolidated financial statements for the current fiscal year

	As of March 31, 2025	As of March 31, 2026	As of March 31, 2026
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Allowance for loan losses	¥501,749	¥480,477	$3,005

(ii)	Information on significant accounting estimates related to the identified item

①	Calculation method

The calculation method of allowance for loan losses is described in “5. Significant accounting policies, (d) Allowance for loan losses” in the notes to the consolidated financial statements.

JBIC engages in financing activities to realize its policy objectives as a policy-based financial institution and may incur loss from being impossible or difficult to recover its loans due to, among other factors, a deterioration in borrowers’ creditworthiness. To address such a risk of JBIC incurring loss arising from a reduction in, or diminishment of, asset value attributable to a deterioration in borrowers’ financial condition and for other reasons, JBIC calculates an expected loss amount and recognizes it as allowance for loan losses. JBIC engages in significant financing activities with overseas governments, governmental institutions, and overseas corporations as part of its support of overseas economic transactions. Because of the characteristics of these activities, sovereign or country risk is a relatively significant part of the credit risk JBIC is exposed to in connection with these activities.

Allowance for loan losses is calculated in accordance with JBIC’s internal rules for self-assessment of asset quality and internally established standards. The calculation process includes the determination of the borrowers’ category based on the evaluation of borrowers’ solvency in consideration of their repayment status, financial condition, performance, future prospects and other relevant factors, and the estimation of future cash flows under the cash flow estimation approach.

Note: For the details of the credit risk JBIC is exposed to in connection with its financing activities, see the descriptions in “18. Financial instruments and related disclosure, (a) Status of financial instruments, (ii) Types of financial instruments and risks, ① Credit risk” in the note to the consolidated financial statements.

②	Major assumptions

Major assumptions are the future prospects for borrowers and other applicable items used in the borrowers’ category determination, and future cash flows of individual claims used under the cash flow estimation approach.

These assumptions are affected by relevant factors such as changes in borrowers’ business environment and whether their business strategy is successful. Therefore, JBIC’s estimation and judgment are reassessed and modified whenever the economic environment changes or new information becomes available.

Given the above, such estimation and judgment related to the major assumptions may have a significant effect on the amount of allowance for loan losses.

③	Effects on the consolidated financial statements for the next fiscal year

The effects of the international situation related to Russia-Ukraine and the Middle East, as well as changes in trade policies in various countries emanating from the United States, are reflected in the allowance for loan losses in the fiscal year ended March 31, 2026 by assessing in detail the effects on the business of, or the performance of obligations by, borrowers and reviewing the borrowers’ category as appropriate. In the future, the international situation including the expansion of economic sanctions against Russia and the escalation of conflicts, as well as additional changes in the trade policies in various countries, may have direct and indirect effects on the borrowers’ category.

Given the uncertainty in predicting the future course of these events, the allowance for loan losses as of March 31, 2027 may be subject to change, which could have a significant effect on the consolidated financial statements for the next fiscal year.

7. Accounting standards and other pronouncements that are not applied

•	“Accounting Standard for Leases” (ASBJ Statement No. 34 issued on September 13, 2024)

•	“Implementation Guidance on Accounting Standard for Leases” (ASBJ Guidance No. 33 issued on September 13, 2024)

In addition to the above, there are revisions to the related accounting standards, implementation guidance, practical solutions, and transferred guidance.

(i)	Overview

In order to enhance comparability with international accounting standards, the “Accounting Standard for Leases” and the “Implementation Guidance on Accounting Standard for Leases” have been developed. The new standard and implementation guidance specify accounting treatment, such as the recognition of assets and liabilities, for all leases as a lessee.

(ii)	Planned date of application

JBIC plans to apply the accounting standards and the implementation guidance above from the beginning of the fiscal year ending March 31, 2028.

(iii)	Effects of the application of the accounting standards and the implementation guidance

The effects of the application of the accounting standards and the implementation guidance above to the consolidated financial statements are currently being assessed.

•	“Practical Guidelines on Accounting for Financial Instruments” (Transferred Guidelines No. 9 issued on March 11, 2025)

(i)	Overview

To clarify the accounting treatment of interests in venture capital funds held by listed companies and others, the “Practical Guidelines on Accounting for Financial Instruments” have been revised. These revisions specify that equities, which are the underlying assets of partnerships similar to venture capital funds but lack available market prices, can be measured at fair value. This fair value can then be used as the basis for accounting by investors for such partnerships.

(ii)	Planned date of application

JBIC plans to apply the practical guidelines above from the beginning of the fiscal year ending March 31, 2027.

(iii)	Effects of application of the practical guidelines

The effects of applying the practical guidelines on the consolidated financial statements are immaterial.

8. Equity and other securities or investments in unconsolidated subsidiaries and affiliates

	As of March 31, 2025	As of March 31, 2026	As of March 31, 2026
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Equity and other securities	¥18,408	¥16,722	$105
Investments	42,137	44,400	278

9. Loans

(a)

Loans classified under the Japan Bank for International Cooperation Act (“JBIC Act”) are as follows. Loans represent those items presented in the following accounts in the consolidated balance sheets: Loans and bills discounted, accrued interest income and suspense payments included in Other assets, and Customers’ liabilities for acceptances and guarantees.

	As of March 31, 2025	As of March 31, 2026	As of March 31, 2026
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Bankrupt and Quasi-bankrupt Assets	¥—	¥355	$2
Doubtful Assets	334,189	353,259	2,210
Loans with interest or principal repayments three months or more in arrears	123,001	148,555	929
Restructured loans	68,314	33,361	209
Total amount	525,505	535,532	3,350

Bankrupt and Quasi-bankrupt Assets are loans and other credits to borrowers who have begun proceedings under the Bankruptcy Act, the Corporate Reorganization Act, the Civil Rehabilitation Act and other similar laws of Japan and have financially failed.

Doubtful Assets are loans and other credits to borrowers who have not financially failed but whose financial and operational conditions have deteriorated and who have a possibility that payment of principal and/or interest will not be made on a contractual basis, and which do not fall under the category of Bankrupt and Quasi-bankrupt Assets.

Loans with interest or principal repayments three months or more in arrears are loans whose principal or interest payment is three months or more in arrears, and which do not fall under the category of Bankrupt and Quasi-bankrupt Assets and Doubtful Assets.

Restructured loans are loans whose repayment terms and conditions have been amended in favor of the borrowers (e.g. reduction of or exemption from the stated interest rate, deferral of interest payments, extension of principal repayments or waiver of claims) in order to support the borrowers’ recovery from financial difficulties, and which do not fall under the category of Bankrupt and Quasi-bankrupt Assets, Doubtful Assets, or loans with interest or principal repayments three months or more in arrears.

The amounts of loans indicated in the table above are the gross amounts before the deduction of allowance for loan losses.

(b)

JBIC, as a policy, does not issue loans to borrowers in part or in full immediately after the execution of the loan agreements, but instead executes loans, in accordance with the progress of the underlying projects. These undrawn amounts are not included in the loans recognized in the consolidated balance sheets. The balance of undrawn amounts is as follows:

	As of March 31, 2025	As of March 31, 2026	As of March 31, 2026
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Balance of undrawn loans	¥2,556,199	¥2,954,387	$18,479

10. Assets pledged as collateral

Pursuant to Article 34 of the JBIC Act, all JBIC assets are pledged as general collateral for all bonds issued by JBIC:

	As of March 31, 2025	As of March 31, 2026	As of March 31, 2026
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Bonds payable	¥6,119,651	¥5,271,662	$32,973

11. Accumulated depreciation of Property, plant and equipment

	As of March 31, 2025	As of March 31, 2026	As of March 31, 2026
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Accumulated depreciation	¥4,805	¥6,022	$38

12. Contingent liabilities

Japan Finance Corporation (“JFC”) assumed the obligations of the JFC bonds on April 1, 2012, and JBIC is jointly responsible for the obligations of these bonds. In accordance with Article 17 (2) of the Supplementary Provisions of the JBIC Act, all of JBIC’s assets are pledged as general collateral for these joint obligations as follows.

	As of March 31, 2025	As of March 31, 2026	As of March 31, 2026
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Joint obligations	¥60,000	¥60,000	$375

13. Items included in Other under Other income

Other under Other income includes the following:

	For the year ended March 31, 2025	For the year ended March 31, 2026	For the year ended March 31, 2026
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Gains on sales of equity and other securities	¥4,812	¥10,412	$65
Gains on investments in partnerships	4,943	16,791	105
Profits of equity method investments	16	8,562	54

14. Items included in Other under Other expenses

Other under Other expenses includes the following:

	For the year ended March 31, 2025	For the year ended March 31, 2026	For the year ended March 31, 2026
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Losses on sales of equity and other securities	¥4,358	¥2,687	$17
Impairment losses on equity and other securities	14,098	1,530	10

15. Reclassification adjustments, corporate taxes and tax effects of other comprehensive income (loss)

	For the year ended March 31, 2025	For the year ended March 31, 2026	For the year ended March 31, 2026
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Valuation difference on available-for-sale securities:
Amount recognized during the fiscal year	¥(5,394)	¥21,160	$132
Reclassification adjustments	(7,503)	(4,232)	(26)

Before corporate taxes and tax effect adjustment	(12,897)	16,927	106

Corporate taxes and tax effect	—	(1)	(0)

Valuation difference on available-for-sale securities	(12,897)	16,926	106

Deferred gains (losses) on hedges:
Amount recognized during the fiscal year	(256,336)	(267,484)	(1,673)
Reclassification adjustments	340,663	232,868	1,457

Before corporate taxes and tax effect adjustment	84,327	(34,615)	(217)

Corporate taxes and tax effect	—	—	—

Deferred gains (losses) on hedges	84,327	(34,615)	(217)

Foreign currency translation adjustment:
Amount recognized during the fiscal year	1,000	5,381	34
Reclassification adjustments	—	—	—

Before corporate taxes and tax effect adjustment	1,000	5,381	34

Corporate taxes and tax effect	—	—	—

Foreign currency translation adjustment	1,000	5,381	34

Share of other comprehensive income (loss) of equity method investments:
Amount recognized during the fiscal year	1,248	(82)	(1)
Reclassification adjustments	(7,284)	(1,295)	(8)

Before corporate taxes and tax effect adjustment	(6,035)	(1,378)	(9)

Corporate taxes and tax effect	—	—	—

Share of other comprehensive income (loss) of equity method investments	(6,035)	(1,378)	(9)

Total other comprehensive income (loss)	¥66,394	¥(13,685)	$(86)

16. Changes in Net assets

(a)	Issued shares and treasury stock

For the fiscal year ended March 31, 2025, the type and the number of issued shares and treasury stock are as follows:

(Unit: thousands of shares)
Types	The number of shares at the beginning of the fiscal year	Increase during the fiscal year	Decrease during the fiscal year	The number of shares at the end of the fiscal year	Remarks
Issued shares
Common stock	2,061,800,000	121,000,000	—	2,182,800,000	Note
Classified stock	—	—	—	—

Total	2,061,800,000	121,000,000	—	2,182,800,000	Note

Treasury stock
Common stock	—	—	—	—
Classified stock	—	—	—	—

Total	—	—	—	—

(Note)	The reason for an increase in shares is the issuance of 121,000,000 thousand new shares.

For the fiscal year ended March 31, 2026, the type and the number of issued shares and treasury stock are as follows:

(Unit: thousands of shares)
Types	The number of shares at the beginning of the fiscal year	Increase during the fiscal year	Decrease during the fiscal year	The number of shares at the end of the fiscal year	Remarks
Issued shares
Common stock	2,182,800,000	370,000,000	—	2,552,800,000	Note
Classified stock	—	—	—	—

Total	2,182,800,000	370,000,000	—	2,552,800,000	Note

Treasury stock
Common stock	—	—	—	—
Classified stock	—	—	—	—

Total	—	—	—	—

(Note)	The reason for an increase in shares is the issuance of 370,000,000 thousand new shares.

17. Cash flows

(a)	A reconciliation of Cash and cash equivalents in the consolidated statements of cash flows as of March 31, 2025 and 2026 to Cash and due from banks in the consolidated balance sheets is as follows:

	For the year ended March 31, 2025	For the year ended March 31, 2026	For the year ended March 31, 2026
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Cash and due from banks	¥2,762,447	¥2,140,217	$13,386
Time deposits and others	(1,838,947)	(1,513,881)	(9,469)

Cash and cash equivalents	¥923,500	¥626,336	$3,918

(b)	Major components of assets and liabilities of newly consolidated subsidiaries due to acquisition of shares

For the fiscal year ended March 31, 2025, through the acquisition of shares, JB Nordic General Partner S.à r.l. (“JB Nordic GP”), which was a non-equity method affiliate, and one other company became consolidated subsidiaries. In addition, JB Nordic Fund I SCSp, over which JB Nordic GP has full operational authority and which was an equity-method affiliate of JBIC became a consolidated subsidiary.

Furthermore, through the acquisition of shares, NordicNinja Fund II General Partner S.à r.l. (“NordicNinja Fund II GP”), which was a non-equity method affiliate, and one other company became consolidated subsidiaries. In addition, NordicNinja Fund II SCSp, over which NordicNinja Fund II GP has full operational authority and which was a non-equity method affiliate became a consolidated subsidiary.

The major components of assets and liabilities of the consolidated subsidiaries as of the date of consolidation due to these acquisitions, as well as the relationship between these components and “Purchase of shares of subsidiaries resulting in change in scope of consolidation” as presented in the consolidated statements of cash flows, are as follows.

For the year ended March 31, 2025
(In millions of yen)
Total assets	31,005
Securities	27,619
Total liabilities	(13)
Other liabilities	(13)
Non-controlling interests	(18,442)
Gain on bargain purchase	(1)

Fair value of assets acquired and liabilities assumed in business combinations, net	12,547
Original acquisition cost of previously-held interests in acquirees	(11,221)
Cumulative equity-method adjustments to previously-held interests through acquisition date	1,379
Fair value adjustments on acquisition date	(2,558)
Cash and cash equivalents of newly consolidated subsidiaries	—

Net : “Purchase of shares of subsidiaries resulting in change in scope of consolidation” in the consolidated statements of cash flows	¥146

For the fiscal year ended March 31, 2026, there were no subsidiaries newly consolidated through the acquisition of shares.

18. Financial instruments and related disclosure

(a)	Status of financial instruments

(i)	Policies for financial instruments

Based on the JBIC Act, JBIC is a policy-based financial institution wholly owned by the Japanese government, which has the purpose of contributing to the sound development of Japan and the international economy and society while supplementing the financial transactions implemented by private-sector financial institutions, by performing the financial function to promote the overseas development and securement of resources which are important for Japan; maintaining and improving the international competitiveness of Japanese industries; promoting the overseas business having the purpose of preserving the global environment, such as preventing global warming, as well as preventing disruptions to international financial order or taking appropriate measures with respect to damages caused by such disruption.

JBIC’s principal operations consist of providing “export loans,” “import loans,” “investment financing,” “financing for business development” (including guarantees) and “capital investment.” To conduct these operations, funds are raised through borrowings from the fiscal investment and loans and the foreign exchange fund, and the issuing of bonds. An ALM (asset and liability management) function has been established in respect of JBIC’s financial assets and liabilities that are subject to interest rate and currency fluctuations to assist in ensuring that such fluctuations do not have an adverse effect on JBIC’s operations. In addition, derivative transactions are entered into for the purpose of mitigating risk inherent in foreign currency denominated transactions. Financial instruments that can be used for the management of surplus funds are limited to safe instruments such as Japanese government bonds according to in the JBIC Act.

The budget required for governmental financial operations is decided upon by the Diet of Japan, and business plans and financial plans (borrowings from fiscal investment and loans, bonds, general accounting investment, and loans and other investments) are appended to the budget and submitted to the Diet of Japan.

The consolidated foreign subsidiary of JBIC engages in investments and other related activities as its principal operation.

(ii)	Types of financial instruments and risks

The assets that JBIC holds mainly include loans to borrowers in Japan and overseas, and securities and liabilities mainly include borrowed money and bonds. The consolidated foreign subsidiary of JBIC holds securities subject to price fluctuations.

The associated risks of financial assets and financial liabilities held by JBIC are described below.

①	Credit risk

Credit risk is the risk that JBIC will suffer losses if the financial conditions of the borrower deteriorate and the value of assets (including off-balance sheet assets) declines or is impaired.

The credit risks associated with JBIC include sovereign risk, country risk, corporate risk, and project risk. JBIC engages in significant financing activities with overseas governments, governmental institutions, and overseas corporations as part of its support to overseas economic transactions. Because of the characteristics of these activities, sovereign or country risk is a relatively significant part of the credit risk JBIC is exposed to in connection with these activities.

As a result, if the financial conditions of the individual borrower significantly deteriorate due to political and economic trends in the borrower’s country or region, JBIC’s performance and financial conditions can be adversely affected.

(Note)	Sovereign risk refers to risk associated with credit extended to foreign governments. Country risk refers to risk associated with the country in which the corporation or project is located (risk, in addition to corporate risk or project risk, associated with the country in which the corporation or the project is located). Corporate risk refers to the risk associated with credit to corporations and project risk refers to the risk that the cash flows generated from the project fail to generate the planned cash flows, in the case of project finance, where the repayment of the borrowing is primarily secured by the cash flow of the project to which credit is extended.

②	Market risk

Market risk is the risk that the value of assets and liabilities (including off-balance sheet items) will fluctuate and losses will be incurred, or profits derived from assets and liabilities (including off-balance sheet items) will fluctuate and losses will be incurred due to changes in various market risk factors, such as interest rates and exchange rates.

The market risk borne by JBIC mainly consists of foreign exchange risk and interest rate risk, and JBIC may suffer losses from these risks due to fluctuations in the markets such as market turmoil. However, in principle, these risks are hedged through interest rate swaps, currency swaps, and forward foreign exchange contracts.

JBIC uses hedge accounting for interest rate hedges, where the hedging instrument is interest rate swaps to hedge the risk of changes in interest rates associated with loans, borrowed money and bonds. The effectiveness of the hedges is assessed by measuring and comparing the change in fair value or cumulative change in cash flows of both hedging instruments and corresponding hedged items from the date of inception of the hedges to the assessment date.

JBIC uses hedge accounting for foreign exchange hedges, where currency swaps and forward foreign exchange contracts are used to hedge items such as loans and bonds for foreign exchange risk. The effectiveness of the hedging with currency swaps and forward foreign exchange contracts is assessed by comparing the foreign currency position of the hedged financial assets and liabilities with that of the hedging instruments.

③	Liquidity risk

Liquidity risk is the risk that losses will be incurred as a result of difficulties in obtaining the funds necessary due to a maturity mismatch between financing and funding or unexpected outflow of funds, or being forced to fund at an interest rate significantly higher than that under normal circumstances (funding risk). It is also the risk that losses will be incurred from being unable to conduct market transactions due to market turmoil or being forced to transact at far more unfavorable prices than those under normal circumstances (market liquidity risk).

Long-term and stable funds, such as fiscal loan funds, government-guaranteed bonds and the fiscal investment and loan program (“FILP”) agency bonds, are secured to finance JBIC and deposits are not accepted. Therefore, JBIC considers liquidity risk to be limited. However, financing costs could increase due to market turmoil and unexpected events.

(iii)	Risk management structure for financial instruments

The risk management structure of JBIC is described below.

①	Credit risk management

The cornerstone of credit risk management at JBIC is the evaluation of an individual borrower’s creditworthiness in advance of credit approval.

When a new credit application is processed, the relevant finance departments (sales promotion departments) and credit departments collect and analyze information on the borrower. JBIC’s overseas representative offices also play a part in collecting information on foreign governments and companies. Credit appraisal takes place based on the information that has been gathered and analyzed with the different departments ensuring appropriate checks throughout the process, leading to the final decision by management.

In providing credit to foreign governments and companies, JBIC takes maximum advantage of its unique position as a public financial institution. This includes exchanging views and information with governments and relevant authorities in the recipient countries, multilateral international institutions such as the International Monetary Fund (IMF) and the World Bank, other regional development banks such as export credit agencies, and private financial institutions in developed countries. Using all these channels to exchange views and information, JBIC evaluates sovereign and country risks (risk in addition to corporate risk associated with the country in which the corporation is located) based on the broad range of information collected on the borrowing governments, the government agencies and the political and economic conditions in their countries.

The relevant finance departments and credit departments conduct proper credit risk management based on the credit risk rating system for segmented risk categories and the asset self-assessment system. In addition, an Corporate Risk Management and ALM Committee (previously, the “Integrated Risk Management Committee”) is held regularly to report the status of credit management to JBIC’s management. The credit management is also checked by an independent auditing department.

In addition, a claims protection mechanism exists based on an international framework unique to official creditors, that is not applied to private sector financial institutions, for public claims on foreign governments. This mechanism consists of international financial assistance upon international approval by the Paris Club, an international group focusing on debt, to allow the debtor country to continue debt repayment when the debtor country becomes temporarily unable to service its debt due to economic conditions. As part of this international financial assistance, the debtor country conducts an economic reform program agreed by the IMF in order to secure the ability to sustainably service its debt. In view of JBIC’s position as a public financial institution, it will use the framework of the Paris Club to preserve its public claims on foreign governments.

In addition to the above credit risk management related to individual borrowers, JBIC quantifies credit risk with a view to evaluating the risk of the overall loan portfolio. To quantify credit risks, it is important to take into account the characteristics of JBIC’s loan portfolio, which are not typically seen in other private financial institutions, namely that JBIC holds a significant proportion of long-term loans that entail sovereign and country risks. Also to be taken into account are mechanisms for securing assets under an international supporting framework, such as the Paris Club, which is unique to official creditors. JBIC uses a unique model to quantify the credit risk taking account of the above factors and measures the amount of credit risk, which are utilized for credit risk management.

②	Market risk management

JBIC manages foreign exchange risk and interest rate risk through its ALM. Market risk management protocols contain detailed stipulations in respect of risk management methods and procedures. JBIC has established the Corporate Risk Management and ALM Committee (previously, the “ALM Committee”) to assess and confirm the execution of ALM, and to discuss future responses to market risk. In addition, JBIC assesses and monitors the interest rate and terms of financial assets and liabilities in detail through a gap analysis and an interest rate sensitivity analysis as well as market risk measurement using Value at Risk (“VaR”). The results are reported to the Corporate Risk Management and ALM Committee on a regular basis.

The basic policy for managing foreign exchange risk and interest rate risk at JBIC is described below.

1)	Foreign exchange risk

Foreign currency-denominated loans conducted in JBIC involve risks related to exchange rate fluctuations. JBIC has a consistent policy of managing this risk by fully hedging this risk exposure through the use of currency swaps and forward foreign exchange contracts.

2)	Interest rate risk

Interest rate risk arises from exposure to market interest rate fluctuations for yen-denominated loan and foreign currency-denominated loan operations and the policy for managing interest rate risk is described below.

a. Yen-denominated loan operations

Yen-denominated loan operations are mainly managed by using fixed-rate loans. However, swaps are used to hedge interest rate risk for the portion of loans that are deemed to have high exposures to interest rate fluctuations and therefore interest rate risk is limited.

b. Foreign currency-denominated loan operations

For foreign currency-denominated loan operations, interest rate risk is hedged through the application of a consistent policy of using interest rate swaps and managing the funds with floating interest rates for both loans and related funding arrangements.

3)	Status of market risk

JBIC only maintains a banking book and does not have financial instruments in a trading book. While, in principle, JBIC holds derivatives only for hedging purposes, as stated previously, market risk (VaR) that takes into account the correlation between interest rate risk and foreign exchange risk is measured in order to assess potential risk exposures. The following represents the market risk (VaR) exposure in the current fiscal year.

a. Market risk (VaR)

As of March 31, 2026	As of March 31, 2026
(In billions of yen)	(In billions of U.S. dollars)
¥219.3	$1.4

b. Market risk (VaR) measurement model

Historical model (Confidence interval: 99%, Holding period: 1 year, Observation period: 5 years)

c. Risk management using market risk (VaR)

VaR is a market risk measure that assesses the maximum possible fluctuation of gains or losses in fair values that could be incurred after a certain period of time (“Holding period”) based on historical market movements of interest rates or exchange rates and other market indices over a specific period in the past (“Observation period”) within a given probability (“Confidence interval”), that is derived statistically by employing the theory of probability distribution.

The measurement assumes historical market trends and the theory of probability distribution. Based on the possibility that future market trends could deviate from these assumptions, a back-test is performed to cross-check the model-measured VaR with actual profits or losses, in order to confirm the effectiveness of market risk measurements using VaR. In addition, a stress test, which goes beyond historical market movements, is carried out in order to capture risks from various perspectives.

The following points should generally be noted in measuring VaR:

•	VaR will differ depending on the choice of confidence interval, holding period or observation period;

•

VaR indicates the maximum fluctuation of gains or losses in fair values at the time of measurement. In practice, the actual results at a point in the future may differ from the VaR calculation due to changes in the assumptions caused by market movements during the holding period; and

•

VaR indicates the maximum value based on specific assumption. As such, when utilizing VaR as a risk management measure, it is imperative to keep in mind that VaR may underestimate the potential losses.

③	Liquidity risk management related to funding

Long-term and stable funds, such as fiscal loan funds, government-guaranteed bonds and FILP agency bonds, are used to finance the operations and deposits are not accepted.

Cash flows are assessed and proper measures, including establishing overdraft facility accounts with multiple private sector financial institutions, are taken to maintain daily cash flows for proper risk management.

④	Derivative transactions

For derivative transactions, the internal checks and balances are established by assigning the execution of transactions, the assessment of hedge effectiveness and the management of administrative work to separate divisions. In addition, derivative transactions are carried out in accordance with the derivatives related protocol.

(iv)	Supplementary explanation concerning fair value of financial instruments

Fair values of financial instruments have been calculated using certain assumptions, and may differ depending on the assumptions.

(b)	Fair value of financial instruments

The carrying amount on the consolidated balance sheets as of March 31, 2025 and 2026 and the related fair value, and difference are as follows. Note that equity and other securities and partnership investments (excluding those held by a certain consolidated foreign subsidiary) whose market prices are not available are not included in the following tables (refer to Note 1). Further, Cash and due from banks, Cash collateral paid for financial instruments and Cash collateral received for financial instruments are excluded from the note because they are settled in a short period and thus their fair value approximates their carrying amount.

As of March 31, 2025

	(In millions of yen)
	Amount on consolidated balance sheet	Fair value	Difference
(1) Securities
Securities classified as trading	¥33,821	¥33,821	¥—
Available-for-sale securities (*1)	68,744	68,744	—
(2) Loans and bills discounted	15,414,487
Allowance for loan losses (*2)	(470,731)

	14,943,755	15,054,900	111,145

Total	¥15,046,322	¥15,157,467	¥111,145

(1) Borrowed money	8,720,489	8,608,368	(112,121)
(2) Bonds payable	6,119,651	5,953,944	(165,706)

Total	¥14,840,140	¥14,562,312	¥(277,828)

Derivative transactions (*3)
Derivative transactions not qualifying for hedge accounting	—	—	—
Derivative transactions qualifying for hedge accounting	(809,263)	(809,263)	—

Total	¥(809,263)	¥(809,263)	¥—

(*1)

Available-for-sale securities include investment trusts whose net asset values are deemed as fair value based on paragraph 24-3 of the “Implementation Guidance on Accounting Standard for Fair Value Measurement” (ASBJ Guidance No. 31 issued on June 17, 2021).

(*2)	General allowance for loan losses and specific allowance for loan losses, and the allowance for possible loan losses on specific overseas loans have been deducted from Loans and bills discounted.
(*3)

Derivatives recorded in Other assets and Other liabilities are collectively presented. Assets and liabilities arising from derivative transactions are presented on a net basis. The figures in parenthesis indicate net liabilities.

As of March 31, 2026

	(In millions of yen)
	Amount on consolidated balance sheet	Fair value	Difference
(1) Securities
Securities classified as trading	¥41,782	¥41,782	¥—
Available-for-sale securities (*1)	89,364	89,364	—
(2) Loans and bills discounted	15,656,959
Allowance for loan losses (*2)	(456,811)

	15,200,148	15,238,062	37,914

Total	¥15,331,295	¥15,369,210	¥37,914

(1) Borrowed money	8,767,688	8,588,713	(178,975)
(2) Bonds payable	5,271,662	5,153,171	(118,491)

Total	¥14,039,351	¥13,741,884	¥(297,467)

Derivative transactions (*3)
Derivative transactions not qualifying for hedge accounting	—	—	—
Derivative transactions qualifying for hedge accounting	(1,076,290)	(1,076,290)	—

Total	¥(1,076,290)	¥(1,076,290)	¥—

As of March 31, 2026

	(In millions of U.S. dollars)
	Amount on consolidated balance sheet	Fair value	Difference
(1) Securities
Securities classified as trading	$261	$261	$—
Available-for-sale securities (*1)	560	560	—
(2) Loans and bills discounted	97,929
Allowance for loan losses (*2)	(2,857)

	95,072	95,309	237

Total	$95,893	$96,130	$237

(1) Borrowed money	54,839	53,720	(1,119)
(2) Bonds payable	32,973	32,231	(742)

Total	$87,812	$85,951	$(1,861)

Derivative transactions (*3)
Derivative transactions not qualifying for hedge accounting	—	—	—
Derivative transactions qualifying for hedge accounting	(6,732)	(6,732)	—

Total	$(6,732)	$(6,732)	$—

(*1)

Available-for-sale securities include investment trusts whose net asset values are deemed as fair value based on paragraph 24-3 of the “Implementation Guidance on Accounting Standard for Fair Value Measurement” (ASBJ Guidance No. 31 issued on June 17, 2021).

(*2)	General allowance for loan losses and specific allowance for loan losses, and the allowance for possible loan losses on specific overseas loans have been deducted from Loans and bills discounted.
(*3)

Derivatives recorded in Other assets and Other liabilities are collectively presented. Assets and liabilities arising from derivative transactions are presented on a net basis. The figures in parenthesis indicate net liabilities.

(Note 1)

Equity and other securities and partnership investments (excluding those held by certain consolidated foreign subsidiaries) whose market prices are not available are as follows. They are not included in “Assets, (1) Securities.”

Classification	As of March 31, 2025	As of March 31, 2026	As of March 31, 2026
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
1) Unlisted stocks (unconsolidated subsidiaries and affiliates) (*1) (*2)	¥17,908	¥16,063	$101
2) Unlisted stocks (other than unconsolidated subsidiaries and affiliates) (*1) (*3)	60,320	60,255	377
3) Partnership investments (unconsolidated subsidiaries and affiliates) (*4)	42,137	44,400	278
4) Partnership investments (other than unconsolidated subsidiaries and affiliates) (*4)	95,384	112,948	706

Total	¥215,751	¥233,667	$1,462

(*1)

Based on paragraph 5 of the “Implementation Guidance on Disclosures about Fair Value of Financial Instruments” (ASBJ Guidance No. 19 issued on March 31, 2020), fair values are not presented for unlisted stocks.

(*2)	Impairment loss is not recognized for unlisted stocks (unconsolidated subsidiaries and affiliates) for the fiscal year ended March 31, 2025.

Impairment loss of ¥1,238 million ($8 million) is recognized for unlisted stocks (unconsolidated subsidiaries and affiliates) for the fiscal year ended March 31, 2026.

(*3)	Impairment loss of ¥14,098 million is recognized for unlisted stocks (other than unconsolidated subsidiaries and affiliates) for the fiscal year ended March 31, 2025.

Impairment loss of ¥291 million ($2 million) is recognized for unlisted stocks (other than unconsolidated subsidiaries and affiliates) for the fiscal year ended March 31, 2026.

(*4)

Based on paragraph 24-16 of the “Implementation Guidance on Accounting Standard for Fair Value Measurement” (ASBJ Guidance No. 31 issued on June 17, 2021), fair values are not presented for partnership investments.

(Note 2)	Redemption schedule for receivables and redeemable securities with future redemption dates

As of March 31, 2025

	(In millions of yen)
	Due within one year	Due after one year but within three years	Due after three years but within five years	Due after five years but within seven years	Due after seven years but within ten years	Due after ten years
Securities
Available-for-sale securities	¥—	¥3,700	¥32,700	¥7,100	¥9,400	¥9,300
Loans and bills discounted (*1)	2,420,073	3,718,363	3,428,218	2,148,832	1,774,355	1,590,455

Total	¥2,420,073	¥3,722,063	¥3,460,918	¥2,155,932	¥1,783,755	¥1,599,755

(*1)

Loans and bills discounted of ¥334,189 million whose redemption is not estimable, such as claims against Bankrupt borrowers, Substantially bankrupt borrowers, and Potentially bankrupt borrowers, are not included in the table above.

As of March 31, 2026

	(In millions of yen)
	Due within one year	Due after one year but within three years	Due after three years but within five years	Due after five years but within seven years	Due after seven years but within ten years	Due after ten years
Securities
Available-for-sale securities	¥200	¥38,300	¥6,800	¥10,300	¥4,300	¥9,300
Loans and bills discounted (*1)	2,158,322	3,600,617	3,544,591	2,469,651	1,910,632	1,619,528

Total	¥2,158,522	¥3,638,917	¥3,551,391	¥2,479,951	¥1,914,932	¥1,628,828

As of March 31, 2026

	(In millions of U.S. dollars)
	Due within one year	Due after one year but within three years	Due after three years but within five years	Due after five years but within seven years	Due after seven years but within ten years	Due after ten years
Securities
Available-for-sale securities	$1	$240	$43	$64	$27	$58
Loans and bills discounted (*1)	13,500	22,520	22,170	15,447	11,950	10,130

Total	$13,501	$22,760	$22,213	$15,511	$11,977	$10,188

(*1)

Loans and bills discounted of ¥353,615 million ($2,212 million) whose redemption is not estimable, such as claims against Bankrupt borrowers, Substantially bankrupt borrowers, and Potentially bankrupt borrowers, are not included in the table above.

(Note 3)	Redemption schedule for Borrowed money and Bonds payable with future redemption dates

As of March 31, 2025

	(In millions of yen)
	Due within one year	Due after one year but within three years	Due after three years but within five years	Due after five years but within seven years	Due after seven years but within ten years	Due after ten years
Borrowed money	¥180,026	¥4,749,720	¥2,291,442	¥523,600	¥795,200	¥180,500
Bonds payable	1,589,960	2,311,291	1,174,417	903,400	149,520	—

Total	¥1,769,986	¥7,061,011	¥3,465,859	¥1,427,000	¥944,720	¥180,500

As of March 31, 2026

	(In millions of yen)
	Due within one year	Due after one year but within three years	Due after three years but within five years	Due after five years but within seven years	Due after seven years but within ten years	Due after ten years
Borrowed money	¥387,384	¥3,806,264	¥3,206,440	¥920,400	¥266,700	¥180,500
Bonds payable	1,299,821	2,191,910	988,495	479,640	319,760	—

Total	¥1,687,205	¥5,998,174	¥4,194,935	¥1,400,040	¥586,460	¥180,500

As of March 31, 2026

	(In millions of U.S. dollars)
	Due within one year	Due after one year but within three years	Due after three years but within five years	Due after five years but within seven years	Due after seven years but within ten years	Due after ten years
Borrowed money	$2,423	$23,807	$20,055	$5,757	$1,668	$1,129
Bonds payable	8,130	13,710	6,183	3,000	2,000	—

Total	$10,553	$37,517	$26,238	$8,757	$3,668	$1,129

(c)	Components of the fair value of financial instruments by level and other relevant matters

The fair value of financial instruments is classified into the following three levels in accordance with the observability and significance of inputs used for determining the fair value.

Level 1 fair value: Of observable inputs for the fair value determination, this fair value is determined based on a quoted price formed in an active market for assets or liabilities that are subject to the fair value determination.

Level 2 fair value: Of observable inputs for the fair value, this fair value is determined based on inputs for the fair value determination other than those used to determine the Level 1 fair value.

Level 3 fair value: This fair value is determined using unobservable inputs for the fair value determination.

Where more than one input that has a significant impact on the fair value determination are used, of the levels respective inputs belong to, the fair value is classified into the level with the lowest priority in the fair value determination.

(i)	Financial instruments recognized in the consolidated balance sheets at fair value

As of March 31, 2025

	(In millions of yen)
	Fair value
	Level 1	Level 2	Level 3	Total
Securities
Securities classified as trading
Equity and other securities	¥—	¥—	¥33,821	¥33,821
Available-for-sale securities (*1)
Samurai bonds	—	59,469	—	59,469

Total	¥—	¥59,469	¥33,821	¥93,291

Derivative transactions (*2)
Interest rate-related	—	(200,752)	—	(200,752)
Currency-related	—	(608,510)	—	(608,510)

Total	¥—	¥(809,263)	¥—	¥(809,263)

(*1)

Available-for-sale securities do not include investment trusts whose net asset values are deemed as fair value based on paragraph 24-3 of the “Implementation Guidance on Accounting Standard for Fair Value Measurement” (ASBJ Guidance No. 31 issued on June 17, 2021). The investment trust is ¥9,275 million as of March 31, 2025.

(*2)

Derivatives recorded in Other assets and Other liabilities are collectively presented. Assets and liabilities arising from derivative transactions are presented on a net basis. The figures in parenthesis indicate net liabilities.

1)	Reconciliation between the beginning balance and the ending balance of the investment trusts subject to the treatment under paragraph 24-3

(In millions of yen)
Balance as of April 1, 2024	Profit or loss or other comprehensive income during the fiscal year		Purchase, sale and redemption (Net)	Investment trusts subject to the treatment under paragraph 24-3	Investment trusts not subject to the treatment under paragraph 24-3	Balance as of March 31, 2025	Of the amount recognized in profit or loss during the fiscal year, valuation gain (loss) on the investment trust held as of the date of the consolidated balance sheet
	Recognized in profit or loss	Recognized in other comprehensive income (*1)
¥2,404	¥—	¥(1,341)	¥8,213	¥—	¥—	¥9,275	¥—

(*1)	Included in Valuation difference on available-for-sale securities under Other comprehensive income (loss) in the consolidated statements of comprehensive income.

2)	Components of restriction on cancellation or repurchase rights as of March 31, 2025

(In millions of yen)
Nature of restriction on cancellation or repurchase rights	Carrying amount on the consolidated balance sheet
Cancellation or repurchase rights are not granted, and consent from the investment management company is required for transfer	¥9,275

As of March 31, 2026

	(In millions of yen)
	Fair value
	Level 1	Level 2	Level 3	Total
Securities
Securities classified as trading
Equity and other securities	¥—	¥—	¥41,782	¥41,782
Available-for-sale securities (*1)
Samurai bonds	—	64,790	—	64,790

Total	¥—	¥64,790	¥41,782	¥106,573

Derivative transactions (*2)
Interest rate-related	—	(141,272)	—	(141,272)
Currency-related	—	(935,018)	—	(935,018)

Total	¥—	¥(1,076,290)	¥—	¥(1,076,290)

As of March 31, 2026

	(In millions of U.S. dollars)
	Fair value
	Level 1	Level 2	Level 3	Total
Securities
Securities classified as trading
Equity and other securities	$—	$—	$261	$261
Available-for-sale securities (*1)
Samurai bonds	—	406	—	406

Total	$—	$406	$261	$667

Derivative transactions (*2)
Interest rate-related	—	(884)	—	(884)
Currency-related	—	(5,848)	—	(5,848)

Total	$—	$(6,732)	$—	$(6,732)

(*1)

Available-for-sale securities do not include investment trusts whose net asset values are deemed as fair value based on paragraph 24-3 of the “Implementation Guidance on Accounting Standard for Fair Value Measurement” (ASBJ Guidance No. 31 issued on June 17, 2021). The investment trust is ¥24,573 million ($154 million) as of March 31, 2026.

(*2)

Derivatives recorded in Other assets and Other liabilities are collectively presented. Assets and liabilities arising from derivative transactions are presented on a net basis. The figures in parenthesis indicate net liabilities.

1)	Reconciliation between the beginning balance and the ending balance of the investment trusts subject to the treatment under paragraph 24-3

(In millions of yen)
Balance as of April 1, 2025	Profit or loss or other comprehensive income during the fiscal year		Purchase, sale and redemption (Net)	Investment trusts subject to the treatment under paragraph 24-3	Investment trusts not subject to the treatment under paragraph 24-3	Balance as of March 31, 2026	Of the amount recognized in profit or loss during the fiscal year, valuation gain (loss) on the investment trust held as of the date of the consolidated balance sheet
	Recognized in profit or loss	Recognized in other comprehensive income (*1)
¥9,275	¥—	¥10,550	¥4,747	¥—	¥—	¥24,573	¥—

(In millions of U.S. dollars)
Balance as of April 1, 2025	Profit or loss or other comprehensive income during the fiscal year		Purchase, sale and redemption (Net)	Investment trusts subject to the treatment under paragraph 24-3	Investment trusts not subject to the treatment under paragraph 24-3	Balance as of March 31, 2026	Of the amount recognized in profit or loss during the fiscal year, valuation gain (loss) on the investment trust held as of the date of the consolidated balance sheet
	Recognized in profit or loss	Recognized in other comprehensive income (*1)
$ 58	$—	$66	$30	$—	$—	$154	$—

(*1)	Included in Valuation difference on available-for-sale securities under Other comprehensive income (loss) in the consolidated statements of comprehensive income.

2)	Components of restriction on cancellation or repurchase rights as of March 31, 2026

(In millions of yen)
Nature of restriction on cancellation or repurchase rights	Carrying amount on the consolidated balance sheet
Cancellation or repurchase rights are not granted, and consent from the investment management company is required for transfer	¥24,573

(In millions of U.S. dollars)
Nature of restriction on cancellation or repurchase rights	Carrying amount on the consolidated balance sheet
Cancellation or repurchase rights are not granted, and consent from the investment management company is required for transfer	$154

(ii)	Financial instruments other than those recognized in the consolidated balance sheets at fair value

As of March 31, 2025

	(In millions of yen)
	Fair value
	Level 1	Level 2	Level 3	Total
Loans and bills discounted	¥—	¥—	¥15,054,900	¥15,054,900

Total	¥—	¥—	¥15,054,900	¥15,054,900

Borrowed money	—	8,608,368	—	8,608,368
Bonds payable	—	5,953,944	—	5,953,944

Total	¥—	¥14,562,312	¥—	¥14,562,312

As of March 31, 2026

	(In millions of yen)
	Fair value
	Level 1	Level 2	Level 3	Total
Loans and bills discounted	¥—	¥—	¥15,238,062	¥15,238,062

Total	¥—	¥—	¥15,238,062	¥15,238,062

Borrowed money	—	8,588,713	—	8,588,713
Bonds payable	—	5,153,171	—	5,153,171

Total	¥—	¥13,741,884	¥—	¥13,741,884

As of March 31, 2026

	(In millions of U.S. dollars)
	Fair value
	Level 1	Level 2	Level 3	Total
Loans and bills discounted	$—	$—	$95,309	$95,309

Total	$—	$—	$95,309	$95,309

Borrowed money	—	53,720	—	53,720
Bonds payable	—	32,231	—	32,231

Total	$—	$85,951	$—	$85,951

(Note 1)	Valuation methodologies and inputs used for determining fair value

Assets

Securities

When the market is not active even if a quoted price is used, or when quoted prices are not available but the Reference Statistical Prices [Yields] for OTC Bond Transactions are available, the fair values of securities are classified into Level 2. Such securities primarily include Samurai bonds. The fair value of certain Samurai bonds is based on prices obtained from, among others, information vendors. In consideration of the results of assessment using a fair valuation model that does not use unobservable inputs, such fair value is also classified into Level 2.

When quoted prices are not available, the fair value is determined by using valuation methodologies, such as the one using the present value of future cash flows. Observable inputs are used as much as practicable in valuation and inputs include a discount rate based on the weighted average cost of capital. If any significant unobservable inputs are used in the calculation, the fair values of securities are classified into Level 3. Such securities primarily include equity and other securities. Furthermore, the latest fair values of certain equity and other securities are determined based on historical transaction prices by considering events that may affect the values of these financial instruments. Such fair values are classified into Level 3.

Loans and bills discounted

The fair value of loans and bills discounted is determined by discounting at a risk-free rate the sum of principal and interest after adjusting for credit risk and other elements according to the classifications based on the type of loans and bills discounted, internal ratings and periods. Of which, the fair value of those loans with variable interest rates is their carrying amount as such loans reflect market interest rates over the short term and approximates the carrying mount if the borrower’s credit conditions have not changed significantly since the issuance of loans.

For claims on Bankrupt borrowers, Substantially bankrupt borrowers, and Potentially bankrupt borrowers, credit losses estimated on such claims are calculated based on the discounted present value of estimated future cash flows or the expected collectible amount from the collateral or guarantee. Since fair value approximates the amount on the consolidated balance sheets at the fiscal year end after deducting the allowance for loan losses, this amount is used for fair value. This fair value is classified into Level 3 because the effects of unobservable inputs on the fair value are considered to be material.

Liabilities

Borrowed money

As for borrowed money, the present value is calculated by discounting the sum of principal and interest of the borrowed money classified by certain periods at a rate adjusted by the remaining period and credit risk of borrowed money. Of which, borrowed money with variable interest rates reflect short-term market interest rates and the credit conditions of JBIC and its consolidated subsidiaries have not changed significantly since the execution of borrowings. Therefore, the carrying amount is used as fair value because it is considered that the carrying amount approximates the fair value. Since unobservable inputs are not used, this fair value is classified into Level 2.

Bonds payable

Of bonds issued by JBIC, the Reference Statistical Prices [Yields] for OTC Bond Transactions is used as fair value for the FILP agency bonds and that fair value is classified into Level 2. As for government-guaranteed foreign currency bonds, the prices obtained from, among others, information vendors are used as fair value and that fair value is classified into Level 2 in consideration of the result of assessment using a fair valuation model that does not use unobservable inputs.

Derivative transactions

As derivative transactions by JBIC are OTC transactions whose quoted prices are not available, their fair value is determined by using the present value method and other valuation methodologies according to the transaction type and the term to maturity. Price adjustments are made based on the counterparty’s credit risk and JBIC’s credit risk. Main inputs used in these valuation methodologies include interest rates, exchange rates, and credit spreads. Since unobservable inputs are not used, this fair value is classified into Level 2. Such transactions include plain vanilla interest rate swaps, currency swaps, and forward foreign exchange contracts.

(Note 2)	Information on Level 3 fair value of financial instruments recognized in the consolidated balance sheets at fair value

(1)	Quantitative information on significant unobservable inputs

As of March 31, 2025

Category	Valuation methodologies	Significant unobservable inputs	Range of inputs	Weighted average of inputs
Securities
Securities classified as trading
Equity and other securities	Present value method	Discount rate	4.3%-20.0%	12.5%

As of March 31, 2026

Category	Valuation methodologies	Significant unobservable inputs	Range of inputs	Weighted average of inputs
Securities
Securities classified as trading
Equity and other securities	Present value method	Discount rate	4.3%-14.1%	10.9%

(2)	Reconciliation between the opening balance and the closing balance, and valuation gain (loss) recognized in profit or loss during the fiscal year

As of March 31, 2025

	(In millions of yen)
		Profit or loss or other comprehensive income during the fiscal year						Of the amount recognized in
	Balance as of April 1, 2024	Recognized in profit or loss (*1)	Recognized in other comprehensive income (*2)	Purchase, sale, issuance and settlement (Net)(*3)	Transfer to Level 3 fair value (*4)	Transfer from Level 3 fair value (*5)	Balance as of March 31, 2025	profit or loss during the fiscal year, valuation gain (loss) on financial assets and liabilities held as of the date of the consolidated balance sheet (*1)
Securities
Securities classified as trading
Equity and other securities	¥6,251	¥(4,396)	¥1,951	¥30,015	¥—	¥—	¥33,821	¥(2,970)

(*1)	Included in Other under Other expenses in the consolidated statements of operations.
(*2)	Included in Foreign currency translation adjustment under Other comprehensive income (loss) in the consolidated statements of comprehensive income.
(*3)

The amount includes the changes attributable to equity and other securities held by JB Nordic Fund I SCSp and NordicNinja Fund II SCSp, which are included in the scope of consolidation from the fiscal year ended March 2025.

(*4)	This represents a transfer from Level 2 fair value to Level 3 fair value, which did not occur during the fiscal year ended March 2025.
(*5)	This represents a transfer from Level 3 fair value to Level 2 fair value, which did not occur during the fiscal year ended March 2025.

As of March 31, 2026

	(In millions of yen)
		Profit or loss or other comprehensive income during the fiscal year						Of the amount recognized in
	Balance as of April 1, 2025	Recognized in profit or loss (*1)	Recognized in other comprehensive income (*2)	Purchase, sale, issuance and settlement (Net)	Transfer to Level 3 fair value (*3)	Transfer from Level 3 fair value (*4)	Balance as of March 31, 2026	profit or loss during the fiscal year, valuation gain (loss) on financial assets and liabilities held as of the date of the consolidated balance sheet (*1)
Securities
Securities classified as trading
Equity and other securities	¥33,821	¥1,520	¥4,796	¥1,644	¥—	¥—	¥41,782	¥1,259

As of March 31, 2026

	(In millions of U.S. dollars)
		Profit or loss or other comprehensive income during the fiscal year						Of the amount recognized in
	Balance as of April 1, 2025	Recognized in profit or loss (*1)	Recognized in other comprehensive income (*2)	Purchase, sale, issuance and settlement (Net)	Transfer to Level 3 fair value (*3)	Transfer from Level 3 fair value (*4)	Balance as of March 31, 2026	profit or loss during the fiscal year, valuation gain (loss) on financial assets and liabilities held as of the date of the consolidated balance sheet (*1)
Securities
Securities classified as trading
Equity and other securities	$212	$9	$30	$10	$—	$—	$261	$8

(*1)	Included in Other under Other income and Other under Other expenses in the consolidated statements of operations.
(*2)	Included in Foreign currency translation adjustment under Other comprehensive income (loss) in the consolidated statements of comprehensive income.
(*3)	This represents a transfer from Level 2 fair value to Level 3 fair value, which did not occur during the fiscal year ended March 2026.
(*4)	This represents a transfer from Level 3 fair value to Level 2 fair value, which did not occur during the fiscal year ended March 2026.

(3)	Fair valuation process

The JBIC Group has in place the policies and procedures for the fair value determination and each trading department determines fair value in line with these policies and procedures. With respect to the fair value determined, an independent department, verifies the appropriateness of the valuation methodologies, and the reasonableness of inputs, that are used in determining fair value and the appropriateness of the classification of fair value by level. The verification results are escalated to management every fiscal year to ensure the appropriateness of the policies and procedures for the fair value determination.

In determining fair value, a valuation model that best reflects the nature, characteristics, and risks of individual assets is used. When using quoted prices obtained from third parties, JBIC verifies the reasonableness of such prices by reviewing the valuation methodologies and inputs used or by other appropriate methods.

(4)	Effects on fair value arising from changes in significant unobservable inputs

The significant unobservable input used for determining the fair values of equity and other securities are the discount rate. The weighted average cost of capital is primarily used as the discount rate. Generally, a significant increase (decrease) in the discount rate gives rise to a significant decrease (increase) in the fair value.

19. Market value of securities

The following tables contain information relating to negotiable certificates included in “Cash and due from banks” as well as “Securities” that are presented in the consolidated balance sheets.

Information relating to “Equity securities of and other investments in subsidiaries and affiliates” is presented in the notes to the consolidated financial statements.

(a)	Securities classified as trading

	Fiscal year ended March 31, 2025	Fiscal year ended March 31, 2026	Fiscal year ended March 31, 2026
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Unrealized gains or losses included in profit or loss for the fiscal year	¥(4,365)	¥1,520	$10

(b)	Held-to-maturity debt securities

Fiscal year ended March 31, 2025

Not applicable.

Fiscal year ended March 31, 2026

Not applicable.

(c)	Available-for-sale securities

As of March 31, 2025

(In millions of yen)
	Type	Carrying amount	Acquisition cost	Difference
Securities whose carrying amount exceeds their acquisition cost	Stocks	¥—	¥—	¥—
	Debt securities	—	—	—
	Japanese government bonds	—	—	—
	Corporate bonds	—	—	—
	Other	—	—	—

Subtotal		—	—	—

Securities whose carrying amount does not exceed their acquisition cost	Stocks	—	—	—
	Debt securities	—	—	—
	Japanese government bonds	—	—	—
	Corporate bonds	—	—	—
	Other	95,404	99,442	(4,037)

Subtotal		95,404	99,442	(4,037)

Total		¥95,404	¥99,442	¥(4,037)

As of March 31, 2026
(In millions of yen)
	Type	Carrying amount	Acquisition cost	Difference
Securities whose carrying amount exceeds their acquisition cost	Stocks	¥—	¥—	¥—
	Debt securities	—	—	—
	Japanese government bonds	—	—	—
	Corporate bonds	—	—	—
	Other	24,573	15,330	9,243

Subtotal		24,573	15,330	9,243

Securities whose carrying amount does not exceed their acquisition cost	Stocks	—	—	—
	Debt securities	—	—	—
	Japanese government bonds	—	—	—
	Corporate bonds	—	—	—
	Other	357,150	361,560	(4,409)

Subtotal		357,150	361,560	(4,409)

Total		¥381,724	¥376,890	¥4,834

As of March 31, 2026

	(In millions of U.S. dollars)
	Type	Carrying amount	Acquisition cost	Difference
Securities whose carrying amount exceeds their acquisition cost	Stocks	$—	$—	$—
	Debt securities	—	—	—
	Japanese government bonds	—	—	—
	Corporate bonds	—	—	—
	Other	154	96	58

Subtotal		154	96	58

Securities whose carrying amount does not exceed their acquisition cost	Stocks	—	—	—
	Debt securities	—	—	—
	Japanese government bonds	—	—	—
	Corporate bonds	—	—	—
	Other	2,234	2,262	(28)

Subtotal		2,234	2,262	(28)

Total		$2,388	$2,358	$30

(d)	Held-to-maturity debt securities sold

Fiscal year ended March 31, 2025

Not applicable.

Fiscal year ended March 31, 2026

Not applicable.

(e)	Available-for-sale securities sold

Fiscal year ended March 31, 2025

(In millions of yen)
	Amount of sales	Total gain on sales	Total loss on sales
Stocks	¥—	¥—	¥—
Debt securities	—	—	—
Japanese government bonds	—	—	—
Corporate bonds	—	—	—
Other	16,762	4,818	—

Total	¥16,762	¥4,818	¥—

Fiscal year ended March 31, 2026
(In millions of yen)
	Amount of sales	Total gain on sales	Total loss on sales
Stocks	¥—	¥—	¥—
Debt securities	—	—	—
Japanese government bonds	—	—	—
Corporate bonds	—	—	—
Other	12,638	6,204	—

Total	¥12,638	¥6,204	¥—

Fiscal year ended March 31, 2026
(In millions of U.S. dollars)
	Amount of sales	Total gain on sales	Total loss on sales
Stocks	$—	$—	$—
Debt securities	—	—	—
Japanese government bonds	—	—	—
Corporate bonds	—	—	—
Other	79	39	—

Total	$79	$39	$—

(f)	Change in classification of securities

Fiscal year ended March 31, 2025

Not applicable.

Fiscal year ended March 31, 2026

Not applicable.

(g)	Impairment of securities

Fiscal year ended March 31, 2025

Not applicable.

Fiscal year ended March 31, 2026

Not applicable.

(h)	Money held in trust

(i)	Money held in trust for trading purposes

Fiscal year ended March 31, 2025

Not applicable.

Fiscal year ended March 31, 2026

Not applicable.

(ii)	Money held in trust for holding-to-maturity purposes

Fiscal year ended March 31, 2025

Not applicable.

Fiscal year ended March 31, 2026

Not applicable.

(iii)	Other money held in trust (other than trading and holding-to-maturity purposes)

Fiscal year ended March 31, 2025

Not applicable.

Fiscal year ended March 31, 2026

Not applicable.

(i)	Net unrealized gains (losses) on available-for-sale securities are as follows:

Fiscal year ended March 31, 2025

(In millions of yen)
Valuation difference	¥28,329
Available-for-sale securities (*)	28,329
Other money held in trust	—
(+) Deferred tax assets (or (-) Deferred tax liabilities)	—
Valuation difference on available-for-sale securities (before following adjustments)	¥28,329
(-) Non-controlling interests	—
(+) JBIC’s interest in valuation difference on available-for-sale securities held by affiliates accounted for using the equity method	—
Valuation difference on available-for-sale securities	¥28,329

(*)

Foreign exchange translation differences and other related items for equity and other securities and partnership investments that are denominated in foreign currencies and whose market prices are not available are included in, and presented as, “Available-for-sale securities” under “Valuation difference.”

Fiscal year ended March 31, 2026

(In millions of yen)
Valuation difference	¥45,256
Available-for-sale securities (*)	45,256
Other money held in trust	—
(+) Deferred tax assets (or (-) Deferred tax liabilities)	(1)
Valuation difference on available-for-sale securities (before following adjustments)	¥45,255
(-) Non-controlling interests	1
(+) JBIC’s interest in valuation difference on available-for-sale securities held by affiliates accounted for using the equity method	—
Valuation difference on available-for-sale securities	¥45,254

Fiscal year ended March 31, 2026

(In millions of U.S. dollars)
Valuation difference	$283
Available-for-sale securities (*)	283
Other money held in trust	—
(+) Deferred tax assets (or (-) Deferred tax liabilities)	(0)
Valuation difference on available-for-sale securities (before following adjustments)	$283
(-) Non-controlling interests	0
(+) JBIC’s interest in valuation difference on available-for-sale securities held by affiliates accounted for using the equity method	—
Valuation difference on available-for-sale securities	$283

(*)

Foreign exchange translation differences and other related items for equity and other securities and partnership investments that are denominated in foreign currencies and whose market prices are not available are included in, and presented as, “Available-for-sale securities” under “Valuation difference.”

20. Derivative transactions

Notes to derivative transactions for the fiscal years ended March 31, 2025 and 2026 are as follows:

(a)	Derivative transactions not qualifying for hedge accounting

For derivative transactions not qualifying for hedge accounting, the contract value or notional amount defined in agreements, as well as fair value and valuation gain (loss), by hedged item at the fiscal year end are as follows. The contract value does not indicate the market risk of the derivative transactions.

(i)	Interest rate-related transactions

Fiscal year ended March 31, 2025

Not applicable.

Fiscal year ended March 31, 2026

Not applicable.

(ii)	Currency-related transactions

Fiscal year ended March 31, 2025

Not applicable.

Fiscal year ended March 31, 2026

Not applicable.

(iii)	Equity-related transactions

Fiscal year ended March 31, 2025

Not applicable.

Fiscal year ended March 31, 2026

Not applicable.

(iv)	Bond-related transactions

Fiscal year ended March 31, 2025

Not applicable.

Fiscal year ended March 31, 2026

Not applicable.

(v)	Commodity-related transactions

Fiscal year ended March 31, 2025

Not applicable.

Fiscal year ended March 31, 2026

Not applicable.

(vi)	Credit derivative transactions

Fiscal year ended March 31, 2025

Not applicable.

Fiscal year ended March 31, 2026

Not applicable.

(b)	Derivative transactions qualifying for hedge accounting

For derivative transactions qualifying for hedge accounting, the contract value or notional amount defined in agreements and fair value, by hedged item and by hedge accounting method, at the fiscal year end are as follows. The contract value does not indicate the market risk of the derivative transactions.

(i)	Interest rate-related transactions

Fiscal year ended March 31, 2025

	(In millions of yen)
Hedge accounting	Type	Major hedged items	Contract value	Contract value (Maturing after one year)	Fair value
Basic accounting method	Interest rate swap	Loans and bills discounted Bonds payable
	Receive/fixed and pay/floating		¥5,885,468	¥4,295,508	¥(215,360)
	Receive/floating and pay/fixed		486,483	477,086	14,607

	Total		¥—	¥—	¥(200,752)

Fiscal year ended March 31, 2026

	(In millions of yen)
Hedge accounting	Type	Major hedged items	Contract value	Contract value (Maturing after one year)	Fair value
Basic accounting method	Interest rate swap	Loans and bills discounted Bonds payable
	Receive/fixed and pay/floating		¥5,004,512	¥3,704,690	¥(152,560)
	Receive/floating and pay/fixed		474,924	464,977	11,288

	Total		¥—	¥—	¥(141,272)

Fiscal year ended March 31, 2026

	(In millions of U.S. dollars)
Hedge accounting	Type	Major hedged items	Contract value	Contract value (Maturing after one year)	Fair value
Basic accounting method	Interest rate swap	Loans and bills discounted Bonds payable
	Receive/fixed and pay/floating		$31,302	$23,172	$(954)
	Receive/floating and pay/fixed		2,971	2,908	70

	Total		$—	$—	$(884)

(ii)	Currency-related transactions

Fiscal year ended March 31, 2025

	(In millions of yen)
Hedge accounting	Type	Major hedged items	Contract value	Contract value (Maturing after one year)	Fair value
Basic accounting method	Currency swap	Loans and bills discounted	¥5,126,226	¥4,740,454	¥(608,531)
	Forward foreign exchange contracts	Loans and bills discounted and other items
	Sell		8,793	—	21
	Buy		—	—	—

	Total		¥—	¥—	¥(608,510)

Note	These are mainly accounted for using the deferral method of hedge accounting under the Industry-specific Committee Practical Guideline No. 25.

Fiscal year ended March 31, 2026

	(In millions of yen)
Hedge accounting	Type	Major hedged items	Contract value	Contract value (Maturing after one year)	Fair value
Basic accounting method	Currency swap	Loans and bills discounted	¥5,774,665	¥4,867,679	¥(935,020)
	Forward foreign exchange contracts	Loans and bills discounted and other items
	Sell		1,608	—	2
	Buy		—	—	—

	Total		¥—	¥—	¥(935,018)

      Fiscal year ended March 31, 2026

	(In millions of U.S. dollars)
Hedge accounting	Type	Major hedged items	Contract value	Contract value (Maturing after one year)	Fair value
Basic accounting method	Currency swap	Loans and bills discounted	$36,119	$30,446	$(5,848)
	Forward foreign exchange contracts	Loans and bills discounted and other items
	Sell		10	—	0
	Buy		—	—	—

	Total		$—	$—	$(5,848)

Note	These are mainly accounted for using the deferral method of hedge accounting under the Industry-specific Committee Practical Guideline No. 25.

(iii)	Equity-related transactions

Fiscal year ended March 31, 2025

Not applicable.

Fiscal year ended March 31, 2026

Not applicable.

(iv)	Bond-related transactions

Fiscal year ended March 31, 2025

Not applicable.

Fiscal year ended March 31, 2026

Not applicable.

21. Retirement benefits

(a)	Overview of retirement benefit plans

JBIC abolished the welfare pension fund plan effective October 1, 2014 and has established a defined benefit corporate pension plan and a defined contribution pension plan.

JBIC has a defined benefit pension plan comprised of a corporate pension plan (transferred from a welfare pension fund plan effective October 1, 2014) and a lump-sum severance indemnity plan. Although JBIC’s corporate pension plan is a multi-employer plan, the amount of the pension assets corresponding to its own contribution can be reasonably calculated based on the ratio of the projected benefit obligations, and therefore notes are included in the following notes related to the defined pension plan.

Under the corporate pension plan (funded type), pension or lump-sum payments are provided based on salary and service period. Under the lump-sum severance indemnity plan (unfunded type), lump-sum payments are provided as retirement benefits based on salary and service period. In addition, JBIC has established a defined contribution-type retirement benefit plan effective October 1, 2014.

(b)	Defined benefit pension plan

(i)	Changes in the projected benefit obligation

Category	For the year ended March 31, 2025	For the year ended March 31, 2026	For the year ended March 31, 2026
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Projected benefit obligation at the beginning of the fiscal year	¥9,976	¥9,304	$58
Service cost	420	398	3
Interest cost	99	160	1
Actuarial gains (losses)	(479)	(279)	(2)
Retirement benefit paid	(712)	(969)	(6)

Projected benefit obligation at the end of the fiscal year	¥9,304	¥8,614	$54

(ii) Changes in the plan assets
Category	For the year ended March 31, 2025	For the year ended March 31, 2026	For the year ended March 31, 2026
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Pension assets at the beginning of the fiscal year	¥5,345	¥5,246	$33
Expected return on plan assets	106	104	1
Actuarial gains (losses)	(126)	344	2
Contributions by the employer	144	150	1
Retirement benefit paid	(223)	(224)	(2)

Pension assets at the end of the fiscal year	¥5,246	¥5,621	$35

(iii)	Reconciliation of the projected benefit obligation and plan assets and net defined benefit liability and net defined benefit asset in the consolidated balance sheets

Category	As of March 31, 2025	As of March 31, 2026	As of March 31, 2026
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Funded projected benefit obligation	¥4,828	¥4,446	$28
Fair value of plan assets	(5,246)	(5,621)	(35)

	(418)	(1,174)	(7)
Unfunded projected benefit obligation	4,476	4,167	26

Net amount of assets and liabilities in the consolidated balance sheets	¥4,057	¥2,992	$19

Defined benefit liability	4,476	4,167	26

Defined benefit asset	(418)	(1,174)	(7)

Net amount of assets and liabilities in the consolidated balance sheets	¥4,057	¥2,992	$19

(iv)	Components of retirement benefit expense

Category	For the year ended March 31, 2025	For the year ended March 31, 2026	For the year ended March 31, 2026
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Service cost	¥420	¥398	$3
Interest cost	99	160	1
Expected return on plan assets	(106)	(104)	(1)
Realized actuarial loss	(353)	(623)	(4)

Retirement benefit expense	¥60	¥(169)	$(1)

(v)	Plan assets

①	Major components of plan assets

Percentages of components to the total are as follows:

Category	As of March 31, 2025	As of March 31, 2026
Debt securities	61%	56%
Stocks	28%	28%
General accounts of life insurance companies	11%	10%
Cash and due from banks	0%	0%
Other	0%	6%

Total	100%	100%

②	Method of determining the long-term expected rate of return on plan assets

The long-term expected rate of return on plan assets is determined based on the current and projected pension asset allocations as well as on the current and future rates of return expected from various assets that are components of plan assets.

(vi)	Principal assumptions used

Principal assumptions used in actuarial calculations

Category	For the year ended March 31, 2025	For the year ended March 31, 2026
Discount rate	1.72%	2.46%
Expected rate of return on plan assets	2.00%	2.00%
Expected rate of salary increase	4.04%	3.04%

(c)	Defined contribution plan

Fiscal year ended March 31, 2025

The amount of contribution required to be made to the defined contribution plan was ¥30 million.

Fiscal year ended March 31, 2026

The amount of contribution required to be made to the defined contribution plan was ¥31 million ($0 million).

22. Deferred tax accounting

(a)	Components of deferred tax assets and deferred tax liabilities

	As of March 31, 2025	As of March 31, 2026	As of March 31, 2026
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Deferred tax assets
Accrued income recognized for tax purposes	¥165	¥217	$1
Bad debt expenses not deducted for tax purposes	2	2	0
Valuation difference on available-for-sale securities	0	—	—
Other	9	0	0

Sub total	176	220	1
Valuation allowance	(167)	(219)	(1)

Total deferred tax assets	¥9	¥0	$0

Deferred tax liabilities
Valuation difference on available-for-sale securities	—	(1)	(0)

Total deferred tax liabilities	¥—	¥(1)	$(0)

Deferred tax assets (liabilities), net	¥9	¥(0)	$(0)

Deferred tax assets and deferred tax liabilities are included in, and presented as, Other assets and Other liabilities, respectively, in the consolidated balance sheets. Income taxes – deferred is included in, and presented as, Income taxes – current in the consolidated statements of operations.

(b)	Components of major items resulting in a significant difference between the effective statutory tax rate and the rate of income tax and other taxes after applying deferred tax accounting

This information is not presented since JBIC is a nontaxable entity defined in the Article 2, Item 5 of the Corporation Tax Act (Act No. 34 of 1965) and therefore there is no significant difference between the effective statutory tax rate and the rate of income tax and other taxes after applying deferred tax accounting.

23. Business combinations and transactions with non-controlling interests

There were no business combinations for the year ended March 31, 2026

Business combinations for the years ended March 31, 2025 were as follows:

On June 18, 2024, JBIC IG Partners, which is a consolidated subsidiary of JBIC, acquired additional common stock of JB Nordic General Partner S.à r.l (“JB Nordic GP”), which was an affiliate of the JBIC Group. As a result, the percentage of voting rights in JB Nordic GP reached 99.99%, and therefore, JB Nordic GP became a consolidated subsidiary on the same date. In addition, JB Nordic Fund I SCSp, over which JB Nordic GP has full operational authority and which was an affiliate of the JBIC Group, became a consolidated subsidiary on the same date.

On August 2, 2024, JBIC IG Partners, acquired additional common stock of NordicNinja Fund II General Partner S.à r.l (“NordicNinja Fund II GP”), which was an affiliate of the JBIC Group. As a result, the percentage of voting rights in NordicNinja Fund II GP reached 100%, and therefore, NordicNinja Fund II GP became a consolidated subsidiary on the same date. In addition, NordicNinja Fund II SCSp, over which NordicNinja Fund II GP has full operational authority and which was an affiliate of the JBIC Group, became a consolidated subsidiary on the same date.

(a)	Overview of the business combinations

(i)	Name and nature of business of the acquired companies

Name of the acquired companies:	JB Nordic GP and JB Nordic Fund I SCSp
NordicNinja Fund II GP and NordicNinja Fund II SCSp

Nature of business:	Investment business

(ii)	Main reason for the business combinations

JBIC IG Partners, a consolidated subsidiary of JBIC, has established JB Nordic Fund I SCSp, which is a venture capital fund that invests in startups in the Nordic and Baltic regions, and NordicNinja Fund II SCSp, which is a venture capital fund specializing in investments in startups within the “sustainability x digital” field in the Northern Europe. By acquiring additional stock of JB Nordic GP and NordicNinja Fund II GP, which are general partners of these venture capital funds, JBIC will further strengthen this investment business.

(iii)	Date of the business combinations

JB Nordic GP and JB Nordic Fund I SCSp:	June 18, 2024
(deemed acquisition date: April 1, 2024)

NordicNinja Fund II GP and NordicNinja Fund II SCSp:	August 2, 2024
(deemed acquisition date: September 30, 2024)

(iv)	Legal form of the business combinations

Acquisition of the stock of JB Nordic GP and NordicNinja Fund II GP in exchange for cash

(v)	Name of the combined company

No change.

(vi)	Percentage of voting rights acquired

JB Nordic GP:
Percentage of voting rights held immediately before the business combination	50%
Percentage of voting rights additionally acquired on the business combination date	49.99%
Percentage of voting rights after the acquisition	99.99%

NordicNinja Fund II GP:
Percentage of voting rights held immediately before the business combination	50%
Percentage of voting rights additionally acquired on the business combination date	50%
Percentage of voting rights after the acquisition	100%

(vii)	Main basis for determining the acquiring company

JBIC IG Partners acquired the shares in exchange for cash.

(b)	Period of the acquired companies’ performance included in the consolidated statements of operations for the fiscal year ended March 31, 2025

JB Nordic GP and JB Nordic Fund I SCSp:	From January 1, 2024 to December 31, 2024
NordicNinja Fund II GP and NordicNinja Fund II SCSp:	From July 1, 2024 to December 31, 2024

(c)	Fair value of the shares in the companies acquired

JB Nordic GP:

	(In millions of yen)	(In millions of U.S. dollars)
Fair value of common stock held prior to the business combination, as of the business combination date	¥959	$6
Consideration for common stock additionally acquired: Cash	110	1

Fair value of shares	¥1,069	$7

JB Nordic Fund I SCSp:

	(In millions of yen)	(In millions of U.S. dollars)
Fair value of investments held prior to the business combination, as of the business combination date	¥8,959	$60

Fair value of shares	¥8,959	$60

NordicNinja Fund II GP:

	(In millions of yen)	(In millions of U.S. dollars)
Fair value of common stock held prior to the business combination, as of the business combination date	¥25	$0
Consideration for common stock additionally acquired: Cash	0	0

Fair value of shares	¥26	$0

NordicNinja Fund II SCSp:

	(In millions of yen)	(In millions of U.S. dollars)
Fair value of investments held prior to the business combination, as of the business combination date	¥2,887	$19

Fair values of shares	¥2,887	$19

(d)

Difference between the original acquisition cost of the shares held immediately before the business combinations and their fair values as of the business combination date, which was recognized as gain on step acquisitions.

	(In millions of yen)	(In millions of U.S. dollars)
JB Nordic GP and JB Nordic Fund I SCSp:
Gain on step acquisitions	¥2,368	$16
NordicNinja Fund II GP and NordicNinja Fund II SCSp:
Gain on step acquisitions	¥190	$1

(e)	Amounts and components of major assets acquired and major liabilities assumed on the business combination date

JB Nordic Fund I SCSp

(i)	Amount of assets

	(In millions of yen)	(In millions of U.S. dollars)
Total assets	¥24,328	$163
Of which, securities	23,506	157

(ii)	Amount of liabilities

	(In millions of yen)	(In millions of U.S. dollars)
Total liabilities	¥7	$0
Of which, other liabilities	7	0

NordicNinja Fund II SCSp

(i)	Amount of assets

	(In millions of yen)	(In millions of U.S. dollars)
Total assets	¥6,607	$44
Of which, securities	4,113	28

(ii)	Amount of liabilities

	(In millions of yen)	(In millions of U.S. dollars)
Total liabilities	¥5	$0
Of which, other liabilities	5	0

(f)	Amount and cause of occurrence of gain on bargain purchase

(i)	Amount of gain on bargain purchase

JB Nordic GP and JB Nordic Fund I SCSp:	¥1 million ($0 million)
NordicNinja Fund II GP and NordicNinja Fund II SCSp:	Not applicable

(ii)	Cause of occurrence of gain on bargain purchase

As the fair value of the net assets of the acquired company as of the business combination date exceeded the consideration, the difference was recognized as gain on bargain purchase.

Transactions with non-controlling interests

On December 16, 2024, JBIC IG Partners, partially sold the common stock of JB Nordic General Partner S.à r.l (“JB Nordic GP”), which is a consolidated subsidiary of the JBIC Group.

Additionally, on December 16, 2024, JBIC IG Partners, partially sold the common stock of NordicNinja Fund II General Partner S.à r.l (“NordicNinja Fund II GP”), which is a consolidated subsidiary of the JBIC Group.

(a)	Overview of the transactions

(i)	Name and nature of business of the parties to the transactions

Name of the parties to the transactions:	JB Nordic GP
NordicNinja Fund II GP

Nature of business:	Investment business

(ii)	Date of the transactions

December 16, 2024 (deemed sale date: October 1, 2024)

(iii)	Legal form of the transactions

Partial sale of the stock of JB Nordic GP and NordicNinja Fund II GP in exchange for cash

(iv)	Name of the parties after the transactions

No change.

(v)	Other matters regarding the overview of the transactions

JB Nordic GP’s stock, which was partially sold, accounted for 24.99% of the voting rights, and the remaining percentage of the voting rights after the sale is 75%. In addition, NordicNinja Fund II GP’s stock, which was partially sold, accounted for 25% of the voting rights, and the remaining percentage of the voting rights after the sale is 75%.

(b)	Overview of the accounting treatment applied

Based on the “Accounting Standard for Business Combinations” (ASBJ Statement No. 21 issued on January 16, 2019) and the “Implementation Guidance on Accounting Standard for Business Combinations and Accounting Standard for Business Divestitures” (ASBJ Guidance No. 10 issued on January 16, 2019), these transactions are accounted for as transactions with non-controlling interests.

(c)	Matters related to changes in the JBIC Group’s ownership interest due to transactions with non-controlling interests

(i)	Major factor of changes in capital surplus

Partial sale of shares of subsidiaries not resulting in change in scope of consolidation

(ii)	Amount of capital surplus decreased due to transactions with non-controlling interests

¥1 million ($0 million)

24. Revenue recognition

Information on the components of revenue from contracts with customers is as follows:

Category	For the year ended March 31, 2025	For the year ended March 31, 2026	For the year ended March 31, 2026
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Ordinary income	¥1,028,875	¥882,794	$5,522
Of which, Fees and commissions	21,150	21,836	137
Financing and other similar activities	20,485	21,434	134
Investments and other similar activities	664	402	3

Notes	1.	Revenue presented in the above table has arisen from “Ordinary Operations” and “Special Operations.”
	2.	The above table includes revenue that is based on “Accounting Standard for Financial Instruments” (ASBJ Statement No. 10).

25. Segment information

(a)	Segment summary

The JBIC Group’s operating segments are those for which discrete financial information is available, and whose operating results are regularly reviewed by JBIC’s management.

The JBIC Group is a policy-based financial institution wholly owned by the Japanese government, which has the purpose of contributing to the sound development of Japan and the international economy and society, while supplementing the financial transactions implemented by private-sector financial institutions by performing financial operations from four viewpoints: i.e., “promotion of the overseas development and securement of resources which are important for Japan”; “maintenance and improvement of the international competitiveness of Japanese industries”; “promotion of the overseas business having the purpose of preserving the global environment, such as preventing global warming”; and “prevention of disruptions to international financial order or implementation of appropriate measures with respect to damages caused by such disruption.” To achieve these purposes, for business operations defined under the Act on Japan Bank for International Cooperation and other acts, JBIC has two reporting segments: “Ordinary Operations” account and “Special Operations” account. Accounting operations are separately carried out for respective accounts.

The “Ordinary Operations” account covers the businesses which are not included in the “Special Operations” account of the JBIC Group. The Ordinary Operations account also includes the investment business of the consolidated subsidiaries.

The “Special Operations” account includes the businesses that offer financing services such as lending to overseas infrastructure business projects that has risks but generate a sufficient level of expected return.

(b)	Method of calculating ordinary income, profit or loss, assets, liabilities and other items by reportable segment

Accounting treatments applied to business segments reported are the same as those disclosed in “Notes to Consolidated Financial Statements.” The amount of profit (or loss) of reportable segments is based on Net income attributable to owner of parent.

(c)	Information about the amount of ordinary income, profit or loss, assets, liabilities and other items by reportable segment

Fiscal year ended March 31, 2025

	(In millions of yen)
	Ordinary Operations	Special Operations	Sub-total for reportable segments	Adjustments	Amount reported in the consolidated financial statements
Ordinary income
(1) Ordinary income from customers	¥1,025,022	¥3,958	¥1,028,981	¥(106)	¥1,028,875
(2) Intersegment ordinary income	67	—	67	(67)	—

Total	¥1,025,090	¥3,958	¥1,029,049	¥(174)	¥1,028,875

Segment profit	86,685	(379)	86,306	—	86,306
Segment assets	20,129,425	335,366	20,464,792	(38)	20,464,753
Segment liabilities	17,212,144	6,725	17,218,869	(38)	17,218,831
Other items
Depreciation and amortization	4,359	—	4,359	—	4,359
Interest income	983,148	1,124	984,272	—	984,272
Interest expense	866,537	616	867,154	—	867,154
Profits of equity method investments	16	—	16	—	16
Impairment losses on equity and other securities	11,911	2,186	14,098	—	14,098
Extraordinary income	2,575	—	2,575	—	2,575
Gain on disposal of noncurrent assets	15	—	15	—	15
Gain on step acquisitions	2,558	—	2,558	—	2,558
Gain on bargain purchase	1	—	1	—	1
Income tax expenses	217	—	217	—	217
Equity method investments	2,073	—	2,073	—	2,073
Increase in Property, plant and equipment and Intangible assets	3,889	—	3,889	—	3,889
Reversal of allowance for loan losses	—	106	106	(106)	—
Provision of allowance for loan losses	20,631	—	20,631	(106)	20,524

Notes	1.	Ordinary income is disclosed in place of sales for non-financial companies. Adjustments for the difference represent adjustments related to the difference between ordinary income and Ordinary income disclosed in the consolidated statements of operations.
2.

Adjustments above are as described below.

 (1) Adjustments to ordinary income from customers, which were ¥(106) million, represent reclassification of accounts.

 (2) Other adjustments represent elimination of intersegment transactions.

Fiscal year ended March 31, 2026

	(In millions of yen)
	Ordinary Operations	Special Operations	Sub-total for reportable segments	Adjustments	Amount reported in the consolidated financial statements
Ordinary income
(1) Ordinary income from customers	¥881,260	¥1,555	¥882,815	¥(20)	¥882,794
(2) Intersegment ordinary income	76	—	76	(76)	—

Total	¥881,336	¥1,555	¥882,891	¥(96)	¥882,794

Segment profit	136,680	297	136,977	—	136,977
Segment assets	20,116,593	329,418	20,446,011	(44)	20,445,967
Segment liabilities	16,746,472	282	16,746,755	(44)	16,746,711
Other items
Depreciation and amortization	4,572	—	4,572	—	4,572
Interest income	778,066	1,490	779,557	—	779,557
Interest expense	654,459	337	654,796	—	654,796
Profits of equity method investments	8,562	—	8,562	—	8,562
Impairment losses on equity and other securities	1,238	291	1,530	—	1,530
Extraordinary income	14	—	14	—	14
Gain on disposal of noncurrent assets	14	—	14	—	14
Income tax expenses	123	—	123	—	123
Equity method investments	10	—	10	—	10
Increase in Property, plant and equipment and Intangible assets	3,373	—	3,373	—	3,373
Reversal of allowance for loan losses	—	20	20	(20)	—
Provision of allowance for loan losses	48,305	—	48,305	(20)	48,284

Fiscal year ended March 31, 2026
	(In millions of U.S. dollars)
	Ordinary Operations	Special Operations	Sub-total for reportable segments	Adjustments	Amount reported in the consolidated financial statements
Ordinary income
(1) Ordinary income from customers	$5,512	$10	$5,522	$(0)	$5,522
(2) Intersegment ordinary income	0	—	0	(0)	—

Total	$5,512	$10	$5,522	$(0)	$5,522

Segment profit	855	2	857	—	857
Segment assets	125,823	2,060	127,883	(0)	127,883
Segment liabilities	104,744	1	104,745	(0)	104,745
Other items
Depreciation and amortization	29	—	29	—	29
Interest income	4,867	9	4,876	—	4,876
Interest expense	4,093	3	4,096	—	4,096
Profits of equity method investments	54	—	54	—	54
Impairment losses on equity and other securities	8	2	10	—	10
Extraordinary income	0	—	0	—	0
Gain on disposal of noncurrent assets	0	—	0	—	0
Income tax expenses	0	—	0	—	0
Equity method investments	0	—	0	—	0
Increase in Property, plant and equipment and Intangible assets	21	—	21	—	21
Reversal of allowance for loan losses	—	0	0	(0)	—
Provision of allowance for loan losses	302	—	302	(0)	302

Notes	1.	Ordinary income is disclosed in place of sales for non-financial companies. Adjustments for the difference represent adjustments related to the difference between ordinary income and Ordinary income disclosed in the consolidated statements of operations.
2.

Adjustments above are as described below.

 (1) Adjustments to ordinary income from customers, which were ¥(20) million ($(0) million), represent reclassification of accounts.

 (2) Other adjustments represent elimination of intersegment transactions.

(d)	Related information

Fiscal year ended March 31, 2025

(i)	Information about services

The information about services is not presented since ordinary income from outside customers in relation to the loan, guarantee and equity participation operations is more than 90% of Ordinary income on the consolidated statements of operations.

(ii)	Information about geographical areas

①	Ordinary income:

(In millions of yen)
Japan	United States	Asia/ Oceania	Europe/Middle East /Africa	North America/ Latin America (excluding United States)	Total
¥326,502	¥104,092	¥265,244	¥234,565	¥98,470	¥1,028,875

Notes	1.	Ordinary income is disclosed in place of sales for non-financial companies.
	2.	Ordinary income is disclosed based on the location of the customers and is classified by country or region.

②	Property, plant and equipment

The information about property, plant and equipment is not presented since more than 90% of Property, plant equipment on the consolidated balance sheets is located in Japan.

(iii)	Information about major customers

The information about major customers is not presented since there are no transactions with a certain customer which result in more than 10% of Ordinary income on the consolidated statements of operations.

Fiscal year ended March 31, 2026

(i)	Information about services

The information about services is not presented since ordinary income from outside customers in relation to the loan, guarantee and equity participation operations is more than 90% of Ordinary income on the consolidated statements of operations.

(ii)	Information about geographical areas

①	Ordinary income:

(In millions of yen)
Japan	United States	Asia/ Oceania	Europe/Middle East /Africa	North America/ Latin America (excluding United States)	Total
¥244,220	¥89,702	¥240,591	¥208,988	¥99,291	¥882,794

(In millions of U.S. dollars)
Japan	United States	Asia/ Oceania	Europe/Middle East /Africa	North America/ Latin America (excluding United States)	Total
$1,528	$561	$1,505	$1,307	$621	$5,522

Notes	1.	Ordinary income is disclosed in place of sales for non-financial companies.
	2.	Ordinary income is disclosed based on the location of the customers and is classified by country or region.

②	Property, plant and equipment

The information about property, plant and equipment is not presented since more than 90% of Property, plant equipment on the consolidated balance sheets is located in Japan.

(iii)	Information about major customers

The information about major customers is not presented since there are no transactions with a certain customer which result in more than 10% of Ordinary income on the consolidated statements of operations.

(e)	Information about impairment losses of property, plant and equipment in reportable segments

Fiscal year ended March 31, 2025

Not applicable.

Fiscal year ended March 31, 2026

Not applicable.

(f)	Information about the amortization and balance of goodwill in reportable segments

Fiscal year ended March 31, 2025

Not applicable.

Fiscal year ended March 31, 2026

Not applicable.

(g)	Information about gains from the recognition of gain on bargain purchase in reportable segments

Fiscal year ended March 31, 2025

The information about gains from the recognition of gain on bargain purchase is not presented because the amount is immaterial.

Fiscal year ended March 31, 2026

Not applicable.

26. Related-party information

1.	Related party transactions

(1)	Related party transactions with JBIC

(a)	Transactions with major shareholder

Fiscal year ended March 31, 2025

	(In millions of yen)
	Related party name	Location	Capital	Business	Ratio to total voting rights (%)	Relationship with related parties	Transactions	Amounts of transactions (Note 4)	Items	Balance as of March 31, 2025 (Note 4)
Principal shareholder	Ministry of Finance (Minister of Finance)	Chiyoda-ku, Tokyo	—	Administration for policy based financing	100 (Direct)	Receipt of funds	Capital subscription (Note 1)	¥121,000	—	¥—
							Receipt of funds (Note 2)	2,068,082	Borrowed money	8,720,489
							Repayment of borrowed money	2,484,485
							Payment of interest on borrowed money (Note 2)	337,833	Accrued expense	68,017
							Guarantee for corporate bonds (Note 3)	6,089,651	—	—

Notes	1.	Ministry of Finance subscribed new shares issued by JBIC through an allotment to the shareholder for ¥1 per share.

2.	Receipt of funds represents borrowings from the FILP special account and Foreign Exchange Funds Special Account (“FEFSA”). FILP interest rates are applied in accordance with the FILP agreement, while the interest rates under the respective agreements related to the FEFSA are applied to
		borrowings from foreign exchange funds.

	3.	No guarantee fee has been paid for the guarantee of bonds.

	4.	Figures in the table above do not include consumption taxes.

Fiscal year ended March 31, 2026

	(In millions of yen)
	Related party name	Location	Capital	Business	Ratio to total voting rights (%)	Relationship with related parties	Transactions	Amounts of transactions (Note 4)	Items	Balance as of March 31, 2026 (Note 4)
Principal shareholder	Ministry of Finance (Minister of Finance)	Chiyoda-ku, Tokyo	—	Administration for policy based financing	100 (Direct)	Receipt of funds	Capital subscription (Note 1)	¥370,000	—	¥—
							Receipt of funds (Note 2)	1,229,990	Borrowed money	8,767,688
							Repayment of borrowed money	1,526,678
							Payment of interest on borrowed money (Note 2)	250,175	Accrued expense	46,770
							Guarantee for corporate bonds (Note 3)	5,261,662	—	—
Fiscal year ended March 31, 2026
	(In millions of U.S. dollars)
	Related party name	Location	Capital	Business	Ratio to total voting rights (%)	Relationship with related parties	Transactions	Amounts of transactions (Note 4)	Items	Balance as of March 31, 2026 (Note 4)
Principal shareholder	Ministry of Finance (Minister of Finance)	Chiyoda-ku, Tokyo	—	Administration for policy based financing	100 (Direct)	Receipt of funds	Capital subscription (Note 1)	$2,314	—	$—
							Receipt of funds (Note 2)	7,693	Borrowed money	54,839
							Repayment of borrowed money	9,549
							Payment of interest on borrowed money (Note 2)	1,565	Accrued expenses	293
							Guarantee for corporate bonds (Note 3)	32,910	—	—

Notes	1.	Ministry of Finance subscribed new shares issued by JBIC through an allotment to the shareholder for ¥1 ($0.006) per share.

2.	Receipt of funds represents borrowings from the FILP special account and FEFSA. FILP interest rates are applied in accordance with the FILP
		agreement, while the interest rates under the respective agreements related to the FEFSA are applied to borrowings from foreign exchange funds.

	3.	No guarantee fee has been paid for the guarantee of bonds.

	4.	Figures in the table above do not include consumption taxes.

(b)	Transactions with fellow subsidiaries and subsidiaries of any other associated companies

Fiscal year ended March 31, 2025

	(In millions of yen)
	Corporate name	Location	Capital	Business	Ratio to total voting rights (%)	Relationship with related parties	Transactions	Amounts of transactions	Items	Balance as of March 31, 2025
Entities that had the majority of their voting rights held by principal shareholder	Japan International Cooperation Agency	Chiyoda-ku, Tokyo	¥8,486,599	Official development assistance	None	Joint obligor	Joint obligations	¥20,000 (Notes 1, 3)	—	¥—
	Japan Finance Corporation	Chiyoda-ku, Tokyo	11,768,625	Finance	None	Joint obligor	Joint obligations	60,000 (Notes 2, 3)	—	—

Notes	1.	JBIC assumed the obligations of the JBIC bonds in accordance with Article 12 (1) of the Supplementary Provisions of the JBIC Act, and the Japan International Cooperation Agency (“JICA”) is jointly responsible for the obligations of these bonds in accordance with the provision of Article 4 (1) of Supplementary Provisions of the Japan International Cooperation Agency Act (Act No. 136 of 2002). Pursuant to Article 4 (2) hereof, all of JICA’s assets are pledged as general collateral for these joint obligations.

	2.	JBIC is jointly responsible for the obligations of JFC bonds in accordance with Article 17 (1) (ii) of Supplementary Provisions of the JBIC Act. In accordance with Article 17 (2) hereof, all of JBIC’s assets are all pledged as general collateral for these joint obligations.

	3.	In relation to these joint obligations, no transactions are recognized in the consolidated statements of operations.

Fiscal year ended March 31, 2026

	(In millions of yen)
	Corporate name	Location	Capital	Business	Ratio to total voting rights (%)	Relationship with related parties	Transactions	Amounts of transactions	Items	Balance as of March 31, 2026
Entities that had the majority of their voting rights held by principal shareholder	Japan Finance Corporation	Chiyoda-ku, Tokyo	¥11,780,945	Finance	None	Joint obligor	Joint obligations	¥60,000 (Notes 1, 2)	—	¥—
Fiscal year ended March 31, 2026
	(In millions of U.S. dollars)
	Corporate name	Location	Capital	Business	Ratio to total voting rights (%)	Relationship with related parties	Transactions	Amounts of transactions	Items	Balance as of March 31, 2026
Entities that had the majority of their voting rights held by principal shareholder	Japan Finance Corporation	Chiyoda-ku, Tokyo	$73,686	Finance	None	Joint obligor	Joint obligations	$375 (Notes 1, 2)	—	$—

Notes	1.	JBIC is jointly responsible for the obligations of JFC bonds in accordance with Article 17 (1) (ii) of Supplementary Provisions of the JBIC Act. In accordance with Article 17 (2) hereof, all of JBIC’s assets are all pledged as general collateral for these joint obligations.

	2.	In relation to these joint obligations, no transactions are recognized in the consolidated statements of operations.

(2)	Transactions between consolidated subsidiaries and related parties

Not applicable.

2.	Notes to the parent company or significant affiliates

(1)	Parent company information

Not applicable.

(2)	Condensed financial information of significant affiliates

For the fiscal year ended March 31, 2025, significant affiliates of JBIC are IFC Capitalization (Subordinated Debt) Fund, L.P. (*) and IFC Capitalization (Equity) Fund, L.P. Their condensed financial information is as shown below:

For the year ended March 31, 2025
(In millions of yen)
Total assets	¥5,064
Total liabilities	69
Total net assets	4,994

Gain on investment	609
Net income before income taxes	(184)
Net income	(184)

For the fiscal year ended March 31, 2026, a significant affiliate of JBIC is IFC Capitalization (Equity) Fund, L.P. Its condensed financial information is as shown below:

	For the year ended March 31, 2026	For the year ended March 31, 2026
	(In millions of yen)	(In millions of U.S. dollars)
Total assets	¥11,197	$70
Total liabilities	82	0
Total net assets	11,114	70

Gain on investment	133	1
Net income before income taxes	6,262	39
Net income	6,262	39

(*)

IFC Capitalization (Subordinated Debt) Fund, L. P., which was the significant affiliate of JBIC for the fiscal year ended March 31, 2025, was excluded from the significant affiliates from the fiscal year ended March 31, 2026 following the completion of its liquidation.

27. Amounts per share

Amounts per share as of and for the fiscal years ended March 31, 2025 and 2026 are calculated as follows:

	For the year ended March 31, 2025	For the year ended March 31, 2026	For the year ended March 31, 2026
	(In yen)	(In yen)	(In U.S. dollars)
Net assets per share of common stock	¥1.47	¥1.43	$0.01
Net income per share of common stock	0.04	0.06	0.00

Note	1.	Net income per share of common stock is based on the following information.

Diluted net income per share of common stock is not presented since there are no dilutive shares.

	For the year ended March 31, 2025	For the year ended March 31, 2026	For the year ended March 31, 2026
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Net income attributable to owner of parent	¥86,306	¥136,977	$857
Amount not attributable to common stock	—	—	—
Net income attributable to owner of parent related to common stock	86,306	136,977	857
Average number of outstanding shares of common stock (during the fiscal year)	2,063,789,041 thousand shares	2,188,882,191 thousand shares

Note	2.	Net assets per share of common stock is based on the following information.

	As of March 31, 2025	As of March 31, 2026	As of March 31, 2026
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Net assets	¥3,245,922	¥3,699,255	$23,138
Deductions from net assets	19,402	24,110	151
(Non-controlling interests)	19,402	24,110	151
Net assets related to common stock	3,226,520	3,675,145	22,987
Year-end number of outstanding shares of common stock based on which net assets per share was calculated	2,182,800,000 thousand shares	2,552,800,000 thousand shares

28. Subsequent Events

Establishment of the “Operations for the Promotion of Approved Designated Overseas Projects (provisional translation)” account

On 10 June 2026, the Act on the Promotion of Ensuring National Security through Integrated Implementation of Economic Measures and the Act for Partial Amendment of the Japan Bank for International Cooperation Act was passed and enacted at the 221st Extraordinary Session of the Diet. Pursuant to this amendment, “Operations for the Promotion of Approved Designated Overseas Projects (provisional translation)” have been introduced to provide financial support for overseas businesses of strategic importance to economic security through subordinated investments and other financing arrangements. Activities for this account are accounted for separately from those of the Ordinary Operations account and the Special Operations account of JBIC. The effective date of the “Operations for the Promotion of Approved Designated Overseas Projects (provisional translation)” will be stipulated by the government ordinance.

29. Bonds payable

Bonds payable as of March 31, 2026 are as follows:

		(In millions of yen)
Name of company	Description of bonds payable	Date of issuance	Balance at the beginning of the current fiscal year		Balance at the end of the current fiscal year		Interest rate (%)	Collateral	Maturity date	Remarks
JBIC	Government guaranteed JBIC foreign bonds, 12th, 13th, 15th, 17th, 19th, 25th, 29th, 32nd, 35th, 37th, 41st, 44th, 46th, 47th, 49th - 68th	May 28, 2015 – January 23, 2026	6,089,651 (USD 37,248,985,000 (GBP 599,298,000 (EUR 2,492,761,000	) ) )	5,261,662 [1,299,582 (USD 29,257,280,000 [USD 7,798,517,000 (GBP 599,463,000 [GBP 249,991,000 (EUR 2,494,432,000	] ) ] ) ] )	0.375~4.875	General collateral	April 14, 2025 – January 23, 2036
	JBIC bonds 23rd	March 14, 2006	20,000		—		2.090	General collateral	December 19, 2025	*1
	Non-guaranteed JBIC domestic bond 4th	May 28, 2024	10,000		10,000		0.639	General collateral	March 19, 2029

	Total	—	¥6,119,651		¥5,271,662		—	—	—	—

		(In millions of U.S. dollars)
Name of company	Description of bonds payable	Date of issuance	Balance at the beginning of the current fiscal year		Balance at the end of the current fiscal year		Interest rate (%)	Collateral	Maturity date	Remarks
JBIC	Government guaranteed JBIC foreign bonds, 12th, 13th, 15th, 17th, 19th, 25th, 29th, 32nd, 35th, 37th, 41st, 44th, 46th, 47th, 49th - 68th	May 28, 2015 – January 23, 2026	38,089 (USD 37,248,985,000 (GBP 599,298,000 (EUR 2,492,761,000	) ) )	32,910 [8,128 (USD 29,257,280,000 [USD 7,798,517,000 (GBP 599,463,000 [GBP 249,991,000 (EUR 2,494,432,000	] ) ] ) ] )	0.375~4.875	General collateral	April 14, 2025 – January 23, 2036
	JBIC bonds 23rd	March 14, 2006	125		—		2.090	General collateral	December 19, 2025	*1
	Non-guaranteed JBIC domestic bonds 4th	May 28, 2024	63		63		0.639	General collateral	March 19, 2029

	Total	—	$38,277		$32,973		—	—	—	—

Notes	1.	The amounts of foreign currency-denominated bonds are shown with original currencies in parentheses ( ).

	2.	Figures indicated in brackets [ ] represent the amounts to be redeemed within one year.

	3.	(*1)	JBIC assumed the obligations in respect of the JBIC bonds which had been issued by JBIC before JFC was established, and JBIC and JICA are jointly responsible for these obligations in accordance with the JBIC Act.

	4.	The redemption schedule of bonds payable for each of the next five years as of March 31, 2026 is as follows:

	(In millions of yen)
	Within 1 year	After 1 year but within 2 years	After 2 years but within 3 years	After 3 years but within 4 years	After 4 years but within 5 years
Bonds payable	¥1,299,821	¥1,182,660	¥1,009,250	¥417,150	¥571,345

	(In millions of U.S. dollars)
	Within 1 year	After 1 year but within 2 years	After 2 years but within 3 years	After 3 years but within 4 years	After 4 years but within 5 years
Bonds payable	$8,130	$7,397	$6,313	$2,609	$3,574

30. Borrowings

Borrowings as of March 31, 2026 are as follows:

	Balance at the beginning of the current fiscal year (In millions of yen)	Balance at the beginning of the current fiscal year (In millions of U.S. dollars)	Balance at the end of the current fiscal year (In millions of yen)	Balance at the end of the current fiscal year (In millions of U.S. dollars)	Average interest rate (%)	Due date of payment
Borrowed money	¥8,720,489	$54,544	¥8,767,688	$54,839	2.77	—
Borrowings	8,720,489	54,544	8,767,688	54,839	2.77	April 2026 – February 2042
Lease obligation (Due within one year)	2	0	2	0	—	—
Lease obligation (Due after one year)	4	0	2	0	—	June 2028
Other interest-bearing liabilities	26,660	167	12,360	77	0.73	—
Cash collateral received for financial instruments	26,660	167	12,360	77	0.73	—

Notes	1.	“Average interest rate” represents the weighted-average interest rates of debts calculated from “Interest rates” and “Balance at the end of the current fiscal year.”

	2.	As for the lease obligation, there is no average lease rate since the short-cut method is applied for the transaction.

	3.	There is no fixed maturity date for the repayment of Cash collateral received for financial instruments.

	4.	Maturities of borrowings and the lease obligation for the next five years as of March 31, 2026 are as follows:

	(In millions of yen)
	Within 1 year	After 1 year but within 2 years	After 2 years but within 3 years	After 3 years but within 4 years	After 4 years but within 5 years
Borrowings	¥387,384	¥3,333,973	¥472,291	¥2,017,466	¥1,188,974
Lease obligation	2	2	0	—	—

	(In millions of U.S. dollars)
	Within 1 year	After 1 year but within 2 years	After 2 years but within 3 years	After 3 years but within 4 years	After 4 years but within 5 years
Borrowings	$2,423	$20,853	$2,954	$12,619	$7,437
Lease obligation	0	0	0	—	—

31. Asset retirement obligations

This information is not presented because the amount of asset retirement obligations as of the beginning and end of the current fiscal year is equal to, or less than, one hundredth of the aggregated amount of Liabilities and Net assets as of the beginning and end of the current fiscal year.

32. Other

Not applicable.